UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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T. Rowe Price Group, Inc.
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T.RowePrice®
INVEST WITH CONFIDENCE

Notice of 2016 ANNUAL MEETING and PROXY STATEMENT

April 27, 2016

Owings Mills, Maryland

INVEST WITH CONFIDENCE®

T. Rowe Price focuses on delivering investment management excellence and retirement services that investors can rely on now, and over the long term. Headquartered in Baltimore, Maryland, we provide mutual funds, subadvisory services, separate account management, recordkeeping, and related services for individuals, advisors, institutions, and retirement plan sponsors. We believe that adhering to our principles—putting our clients' interests first, following a disciplined investment process rooted in proprietary research, and nurturing a collaborative culture where experienced professionals share insights in pursuit of durable solutions—leads to better outcomes for our clients. As of December 31, 2015, T. Rowe Price has $763.1 billion in assets under management and serves clients in 41 countries worldwide. (NASDAQ-GS: TROW)

YOUR VOTE IS IMPORTANT!

Please execute and return the enclosed proxy promptly whether or not you plan to attend the T. Rowe Price Group, Inc. 2016 Annual Meeting of Stockholders.

T. ROWE PRICE GROUP, INC.
100 EAST PRATT STREET
BALTIMORE, MD 21202

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

We will hold the Annual Meeting of Stockholders of T. Rowe Price Group, Inc. at the Company's offices located at 4435 Painters Mill Road, Owings Mills, Maryland, 21117, on Wednesday, April 27, 2016, at 10 a.m. At this Annual Meeting, we will ask stockholders to:
1) elect a Board of twelve directors;
2) approve, by a non-binding advisory vote, the compensation paid to our named executive officers;
3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016; and
4) consider a stockholder proposal, if properly presented at the Annual Meeting.
Stockholders who owned shares of our common stock as of February 26, 2016, are entitled to attend and vote at the Annual Meeting or any adjournments.

BY ORDER OF THE BOARD OF DIRECTORS

David Oestreicher
Corporate Secretary
Baltimore, Maryland
March 18, 2016

Introduction
This proxy statement is being made available to you in connection with the solicitation of proxies by the T. Rowe Price Group, Inc. (Price Group or the Company) Board of Directors (Board) for the 2016 Annual Meeting of Stockholders (Annual Meeting). The purpose of the Annual Meeting is to:

1)elect a Board of twelve directors;
2)approve, by a non-binding advisory vote, the compensation paid to our named executive officers;
3)ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016; and
4)    consider a stockholder proposal on voting matters related to climate change, if properly presented at the Annual Meeting.

This proxy statement, the proxy card, and our 2015 Annual Report to Stockholders containing our consolidated financial statements and other financial information for the year ended December 31, 2015, form your "Proxy Materials." We have adopted the Securities and Exchange Commission's "Notice and Access" model of proxy notification, which allows us to furnish proxy materials online, with paper copies available upon request. We sent you a notice on how to obtain your proxy materials or the Proxy Materials on March 18, 2016.

Important Notice Regarding the Availability of Proxy Materials For The Stockholder Meeting to Be Held On April 27, 2016
This proxy statement and our 2015 Annual Report to Stockholders may be viewed, downloaded, and printed, at no charge, by accessing the following Internet address: materials.proxyvote.com/74144T.
Stockholders who wish to attend the Annual Meeting in person must follow the instructions on page 3 under the section titled “Do I need to bring anything in order to attend the Annual Meeting?”

Questions and Answers About the Proxy Materials and the Annual Meeting

Why did I receive in the mail a Notice of the Internet Availability of Proxy Materials?
You received in the mail either a notice of the Internet availability of proxy materials or a printed proxy statement and 2015 Annual Report to Stockholders because you owned T. Rowe Price Group, Inc. common stock at the close of business on February 26, 2016, which we refer to as the “Record Date,” and that entitles you to vote at the Annual Meeting. This proxy statement, the proxy card, and our 2015 Annual Report to Stockholders containing our consolidated financial statements and other financial information for the year ended December 31, 2015, constitute the “Proxy Materials.” The Board is soliciting your proxy to vote at the Annual Meeting or at any later meeting if the Annual Meeting is adjourned or postponed for any reason. Your proxy will authorize each of Edward C. Bernard, Brian C. Rogers, and William J. Stromberg as proxies to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting.

This proxy statement describes the matters to be acted upon at the Annual Meeting, provides information on those matters, and provides information about Price Group that we must disclose when we solicit your proxy.

Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the Internet to many stockholders. We believe that Internet delivery of our Proxy Materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, to many of our stockholders (including beneficial owners) as of the Record Date. Our stockholders who receive the Notice will have the ability to access the Proxy Materials on a website referred to in the Notice or request to receive a printed set of the Proxy Materials. The Notice contains instructions on how to access the Proxy Materials over the Internet or to request a printed copy. In addition, stockholders may request to receive Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis by calling Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-800-579-1639. Please note that you may not vote using the Notice. The Notice identifies the items to be voted on at the Annual Meeting and describes how to vote, but you cannot vote by marking the Notice and returning it.

Can I view the Proxy Materials on the Internet?
Yes. As described in more detail in response to the prior question, most stockholders will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing our website at trow.client.shareholder.com/financials.cfm.

PROXY STATEMENT 2015 1

The SEC also maintains a website at www.sec.gov that contains reports, proxy statements, and other information regarding Price Group.

Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 247,613,548 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting. Under our charter, the right to cast one vote per share may be modified in the case of certain persons and groups beneficially owning or otherwise having or arranging for ownership interest or voting authority with respect to more than 15% of our common stock; we do not believe this provision will apply to any stockholders voting at this Annual Meeting.

What am I voting on and what are the Board voting recommendations?
Our stockholders will be voting on the following proposals:

	Proposal	Board Voting Recommendation
1	Election of Directors	FOR ALL DIRECTOR NOMINEES
2	Advisory Vote on the Compensation Paid to our Named Executive Officers	FOR
3	Ratification of the Appointment of KPMG as our Independent Registered Public Accounting Firm for 2016	FOR
4	Stockholder Proposal on Voting Matters Related to Climate Change	AGAINST

Can other matters be decided at the Annual Meeting?
At the time this proxy statement went to press, we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by our Board (i.e. Edward C. Bernard, Brian C. Rogers, and William J. Stromberg) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who provide a valid proxy by Internet, by telephone, or by mail.

What is the procedure for voting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy to each of Edward C. Bernard, Brian C. Rogers, and William J. Stromberg or, for shares you beneficially own, by submitting voting instructions to your broker, bank, or other nominee. Stockholders have a choice of voting by using the Internet, by calling a toll-free telephone number within the United States or Puerto Rico, or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below and carefully follow the instructions included on your Notice, your proxy card or, for shares you beneficially own, the voting instruction card provided by your broker, bank, or other nominee. The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to vote, but you cannot vote by marking the Notice and returning it.
If you hold shares in multiple accounts, you may receive multiple proxy material packages. If you hold shares in multiple accounts, please be sure to vote all of your Price Group shares in each of your accounts in accordance with the voting instructions you receive for each such account.

By Internet or Telephone

▪	You can vote your shares via the Internet at proxyvote.com.

▪	You can vote your shares by telephone by calling toll free 1-800-690-6903.

Internet and telephone voting facilities for registered stockholders will be available 24 hours a day until 11:59 p.m., Eastern Daylight Savings Time, on April 26, 2016. If you vote your shares on the Internet or by telephone, you do not have to return your proxy card.
Please have your proxy card (or the Notice or the email message you receive with instructions on how to vote) in hand when you go online. You will have an opportunity to confirm your voting selections before your vote is recorded.
The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

By Mail
If you’d like to vote by mail, please request a paper proxy card in accordance with the instructions contained in the Notice and then complete, sign, and date the proxy card and return it in the postage-paid envelope provided. If voting instructions are provided, shares represented by the proxy card will be voted in accordance with the voting instructions.

2 T. ROWE PRICE GROUP

For shares held in street name, please use the voting instruction card provided by your broker, bank, or other nominee and mark, sign, date, and mail it back to your broker, bank, or other nominee in accordance with their instructions.

In Person at the Annual Meeting
All registered stockholders can vote in person at the Annual Meeting. Voting your proxy electronically via the Internet, by telephone, or by mail does not limit your right to vote at the Annual Meeting. You also can choose to be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf.
If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank, or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. A legal proxy is an authorization from your broker, bank, or other nominee to vote the shares held in the nominee’s name that satisfies Maryland law and the SEC requirements for proxies.

Do I need to bring anything in order to attend the Annual Meeting?
Yes. You must bring documentation that allows us to verify your stock ownership. For “record holders” (as described under “What is the difference between holding shares as a registered stockholder and as a beneficial owner?” below), this means you must bring a valid, government-issued photographic identification. For stockholders that own their shares in “street name” (as described under “What is the difference between holding shares as a registered stockholder and as a beneficial owner?” below), you must bring a valid, government-issued photographic identification and a brokerage account statement or letter from your broker, bank, or other nominee reflecting stock ownership. If you do not have valid identification and documentation sufficient to verify your stock ownership, you will not be admitted into the Annual Meeting.
For security reasons, all hand-carried items will be subject to inspection. Cameras, audio and video recorders, communication devices and similar equipment will not be allowed in the meeting room.

What is the difference between holding shares as a registered stockholder and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A. (“Wells Fargo”), you are considered the “registered stockholder” (also known as a “record holder”) of those shares. We mail the Notice or Proxy Materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and these Proxy Materials or the Notice are being forwarded to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares, and you also are invited to attend the Annual Meeting.
Because you are not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a legally valid proxy, executed in your favor, from the stockholder of record. Your broker, bank, or other nominee also is obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.

Can I change my proxy vote?
Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

▪	Authorizing a new vote electronically through the Internet or by telephone.

▪	Returning a signed proxy card with a later date.

▪
Delivering a written revocation of your proxy to the Chief Legal Officer and Corporate Secretary at T. Rowe Price Group, Inc., 100 East Pratt Street, Mail Code BA-1360, Baltimore, Maryland 21202 before your original proxy is voted at the Annual Meeting.

▪	Submitting a written ballot in person at the Annual Meeting.
If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank, or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the question "What is the procedure for voting?" above.
Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

What if I return my proxy card but do not provide voting instructions?
Proxies that are signed and returned but do not contain voting instructions will be voted:

▪	FOR the election of all director-nominees listed in Proposal 1.

▪	FOR the advisory vote on the compensation paid to our Named Executive Officers (Proposal 2).

PROXY STATEMENT 2015 3

▪	FOR the ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the 2016 fiscal year (Proposal 3).

▪	AGAINST the stockholder proposal on voting matters related to climate change (Proposal 4).

▪	In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

How many shares must be present to hold the Annual Meeting?
In order for us to lawfully conduct business at our Annual Meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is required. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or abstain from voting, or if you properly return a proxy by Internet, by telephone, or by mail in advance of the Annual Meeting and do not revoke the proxy.

Will my shares be voted if I don't provide my proxy or instruction card?
Registered Stockholders
If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting.
Beneficial Owners
If you hold shares through an account with a broker, bank, or other nominee and you do not provide voting instructions, under NASDAQ rules, your broker may vote your shares on routine matters only. The ratification of the appointment of KPMG (Proposal 3) is considered a routine matter, and your nominee can therefore vote your shares on that Proposal even if you do not provide voting instructions. No other Proposal is considered a routine matter, and your nominee cannot vote your shares on those Proposals unless you provide voting instructions. Votes withheld by brokers, banks, and other nominees in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”
Multiple Forms of Ownership
The Company cannot provide a single proxy or instruction card for stockholders who own shares as registered stockholders or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

What is the vote required for each proposal?
For Proposal 1, the votes that stockholders cast “FOR” a director-nominee must exceed the votes that stockholders cast “AGAINST” a director-nominee to approve the election of each director-nominee. Please also see the discussion of our "Majority Voting" provisions on page 6. For each of Proposals 2, 3, and 4, the affirmative vote of a majority of the votes cast is required to approve the proposal. Proposals 2 and 4 are advisory and non-binding, so the Board will review the voting results on these proposals and take the results into account when making future decisions regarding these matters. “Votes cast” exclude abstentions and broker non-votes.

What is the effect of an abstention?
A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention has no effect on the vote on any proposal.

What is the effect of a broker non-vote?
If a broker casts a vote on Proposal 3 (Ratification of Independent Registered Public Accounting Firm), the vote will be included in determining whether a quorum exists for holding the Annual Meeting. The broker does not have authority to vote on the other proposals absent directions from the beneficial owner.
As a result, if the beneficial owner does not vote on Proposals 1, 2, or 4 so that there is a “broker non-vote” on those items, the broker non-votes do not count as votes cast for that proposal and have no effect on the proposal. Thus, a broker non-vote will not impact the following:

▪	our ability to obtain a quorum (unless a broker does not cast a vote on Proposal 3 as described in the preceding paragraph),

▪	the outcome with respect to the election of directors, and

▪	the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal.

Who will count the votes?
Representatives of our proxy tabulator, Broadridge, will tabulate the votes and act as inspectors of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Company in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

4 T. ROWE PRICE GROUP

Is my vote confidential?
Yes. The vote of each stockholder is held in confidence from Price Group’s directors, officers and employees. We do not know how any person or entity votes unless this information is voluntarily disclosed.

What is "householding" and how does it affect me?
Some banks, brokers, and other nominees engage in the practice of “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may be sent to multiple stockholders in your household unless you request otherwise. We will promptly deliver a separate copy of our 2015 Annual Report to Stockholders or this proxy statement to you if you share an address subject to householding. Please contact our Chief Legal Officer and Corporate Secretary at 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202, or by telephone at 410-345-2628.
Please contact your bank, broker, or other nominees if you wish to receive individual copies of our Proxy Materials in the future. Please contact your bank, broker, or other intermediary, or our Chief Legal Officer and Corporate Secretary at 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202, or by telephone at 410-345-2628 if members of your household are currently receiving individual copies and you would like to receive a single household copy for future meetings.

Can I choose to receive the proxy statement and the 2015 Annual Report to Stockholders on the Internet instead of receiving them by mail?
Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future annual reports and proxy statements on the Internet only and not receive copies in the mail by visiting proxyvote.com. You will need to have your proxy card (or the Notice or the e-mail message you receive with instructions on how to vote) in hand when you access the website. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn. Withdrawal procedures also are at this website.
The 2015 Price Group Annual Report to Stockholders is being mailed to stockholders in advance of, or together with, this proxy statement. If you hold Price Group shares in your own name and received more than one copy of the 2015 Annual Report to Stockholders at your address and wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these report, you should contact Price Group’s Mailing Agent, Broadridge at 1-866-540-7095 to discontinue the mailing of reports on the accounts you select.
At least one account at your address must continue to receive an annual report, unless you elect to view future annual reports over the Internet. The mailing of dividend checks, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered stockholders may resume the mailing of an annual report to an account by calling Broadridge at 1-866-540-7095. If you own shares through a broker, bank, or other holder of record and received more than one 2015 Annual Report to Stockholders, please contact the holder of record to eliminate duplicate mailings.

Who pays the cost of this proxy solicitation?
We will pay for the costs of preparing materials for the Annual Meeting and soliciting proxies. We expect that solicitation will occur primarily through the mail, but proxies also may be solicited personally or by telephone, e-mail, letter, or facsimile. To assist in soliciting proxies, we have retained Georgeson, Inc. for a fee of $7,000, plus reimbursement of out-of-pocket expenses. We ask brokers, banks, and other nominees to forward materials for the Annual Meeting to our beneficial stockholders as of the Record Date, and we will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Group and our subsidiaries may solicit proxies personally or by other means, but will not receive additional compensation. Stockholders are requested to return their proxies without delay.

Can I find additional information on the Company's website?
Yes. Although the information contained on our website is not part of the Proxy Materials, you will find information about the Company and our corporate governance practices at trow.client.shareholder.com/corporate-governance.cfm. Our website contains information about our Board, Board committees, Corporate Governance Guidelines, and other matters.

PROXY STATEMENT 2015 5

Proposal 1
Election of Directors
In this proxy statement, twelve director nominees are presented pursuant to the recommendation of the Nominating and Corporate Governance Committee. All have been nominated by the Board of Directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

RECOMMENDATION OF THE BOARD OF
DIRECTORS; VOTE REQUIRED
We recommend that you vote FOR all the nominees under Proposal 1. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the election of the nominees named below unless otherwise specified. Shares held by a bank, broker, or other nominee will not be voted on this Proposal absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. If any nominee becomes unable or unwilling to serve between now and the Annual Meeting, proxies will be voted FOR the election of a replacement recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

MAJORITY VOTING
We have adopted a majority voting standard for the election of our directors. Under our current By-Laws, in an uncontested election, a nominee will not be elected unless he or she receives more “FOR” votes than “AGAINST” votes. Under Maryland law, any incumbent director not so elected would continue in office as a “holdover” director until removed or replaced. As a result, the By-Laws also provide that any director who fails to obtain the required vote in an uncontested election must submit his or her resignation to the Board. The Board must decide whether to accept or decline the resignation, or decline the resignation with conditions, taking into consideration the Nominating and Corporate Governance Committee's recommendation after consideration of all factors deemed relevant, within 90 days after the vote has been certified. Plurality voting will apply to contested elections.

NON-EMPLOYEE DIRECTOR INDEPENDENCE
DETERMINATIONS
The Board of Directors has considered the independence of current board members and nominees not employed by T. Rowe Price and has concluded each qualifies as an independent director within the meaning of the applicable rules of NASDAQ. To our knowledge, there are no family relationships among our directors or executive officers. In making its determination of independence, the Board applied guidelines which it has adopted concluding that the following relationships should not be considered material relationships that would impair a director's independence:

▪
relationships where a director or an immediate family member of a director purchases or acquires investment services, investment securities, or similar products and services from the Company or one of its sponsored mutual funds so long as the relationship is on terms consistent with those generally available to other persons doing business with the Company, its subsidiaries, or its sponsored investment products; and

▪
relationships where a corporation, partnership, or other entity with respect to which a director or an immediate family member of a director is an officer, director, employee, partner, or member purchases services from the Company, including investment management or defined contribution retirement plan services, on terms consistent with those generally available to other entities doing business with the Company or its subsidiaries.

The Board believes that this policy sets an appropriate standard for dealing with ordinary course of business relationships that may arise from time to time.

THE NOMINEES AND THEIR QUALIFICATIONS,
SKILLS, AND EXPERIENCE
In considering the overall qualifications of our nominees and their contributions to our Board, and in determining our need for additional members of the Board, we seek to create a Board consisting of members with a diverse set of experiences and attributes who will be meaningfully involved in our Board activities and will facilitate a transparent and collaborative atmosphere and culture. Our Board members generally develop a long-term association

6 T. ROWE PRICE GROUP

with the Company, which we believe facilitates a deeper knowledge of our business and its strategies, opportunities, risks, and challenges. At the same time, we periodically look for additions to our Board to enhance our capabilities and bring new perspectives and ideas to our Board. We will consider board members with diverse capabilities, and we generally look for board members with capabilities in one or more of the following areas: accounting and financial reporting, financial services and money management, investments, general economics and industry oversight, legal, government affairs and corporate governance, general management, international, marketing and distribution, and technology and facilities management.
We historically have implemented a management structure where our senior management is shared among more than one individual. For us, this is an important distinction from the centralized CEO model of many companies. Currently, senior management is shared among Mr. Rogers, our chairman of the Board and chief investment officer, Mr. Stromberg, our president and chief executive officer, and Mr. Bernard, our vice chairman of the Board. Each of these executive officers is a member of our Board of Directors, bringing directly to the Board the insights of a coordinated management team which also has separate responsibilities for different parts of our business. Each also brings to the Board more than 25 years of experience with the Company.
Each of our Directors provides significant individual attributes important to the overall make-up and functioning of our Board, which are described in the biographical summaries provided below:

The Board of Directors recommends that you vote FOR all of the following nominees:

Mr. Bartlett has been an independent director of Price Group since 2013 and serves as chairman of the Audit Committee and as a member of the Executive Compensation Committee. Until retiring in 2012, Mr. Bartlett was a partner at Ernst & Young, serving as managing partner of the firm's Baltimore office and senior client service partner for the mid-Atlantic region. Mr. Bartlett began his career at Ernst & Young in 1972 and has extensive experience in financial services, as well as other industries.

Mr. Bartlett received his B.S. from West Virginia University and attended the Executive Program at the Kellogg School of Business at Northwestern University. He also earned the designation of certified public accountant.

Mr. Bartlett is a member of the board of directors, a member of the nominating and corporate governance committee, and is the chairman of the audit committee of Rexnord Corporation. He is also a member of the board of directors and a member of the audit committee of FTI Consulting, Inc.

Mr. Bartlett offers the Board significant accounting and financial reporting experience as well as expertise in the accounting-related rules and regulations of the Securities and Exchange Commission. He also has extensive finance knowledge, with a broad range of experience in financing alternatives including the sale of securities, debt offerings, and syndications.

Mark S. Bartlett Retired Managing Partner Ernst & Young Age 65

Mr. Bernard has been a director of Price Group since 1999, the vice chairman since 2007, a vice president since 1989, and an employee since 1988. He has overseen the firm's marketing, distribution, client service, information technology, and communications activities since 2006 and serves on the Management and Management Compensation Committees. Mr. Bernard is chairman of the board of all of the sponsored T. Rowe Price mutual funds and trusts (Price Funds). Mr. Bernard has 27 years of experience in the investment management industry, all of which have been with T. Rowe Price.

Mr. Bernard received his B.A. from Brown University and an M.B.A. from New York University.

In addition to his responsibilities at T. Rowe Price, Mr. Bernard serves as vice chairman and as a member of the Board of Governors and a member of the executive committee, of the Investment Company Institute, the national trade association for the mutual fund industry.

Mr. Bernard provides the Board with direct access to the person responsible for all of our marketing, distribution, and client service activities, as well as information technology and communications. He also serves as the primary liaison to the Price Funds' Boards.

Edward C. Bernard Vice Chairman T. Rowe Price, Group Inc. Age 60

PROXY STATEMENT 2015 7

Ms. Bush has been an independent director of Price Group since 2012, and serves on the Executive Compensation Committee and Audit Committee. She has served as the chairman of Bush International, LLC, an advisor to U.S. corporations and foreign governments on international capital markets and strategic business and economic matters, since 1991. Ms. Bush is also a senior managing director of Brock Capital Group, a corporate advisory and consulting firm. Earlier in her career, she managed global banking and corporate finance relationships at New York money center banks including Citibank, Banker's Trust, and Chase.

Ms. Bush holds an M.B.A. from the University of Chicago and a B.A. degree in economics and political science from Fisk University.
Ms. Bush is a member of the board of directors, risk oversight committee, and nominating and corporate governance committee of Discover Financial Services; a member of the board of directors, audit committee, and retirement plan committee of ManTech International Corporation; and a member of the board of directors, audit committee, and compensation committee of Marriott International. Ms. Bush also was a director of the Pioneer Family of Mutual Funds from 1997 to 2012 and UAL Corporation from 2006 to 2010.
Ms. Bush brings to our Board extensive financial and governmental affairs experience, her knowledge of corporate governance and financial oversight gained from her membership on the boards of other public companies, knowledge of public policy matters, and her significant experience providing strategic advisory services in the financial and international arenas.

Mary K. Bush Chairman Bush International, LLC Age 67

Mr. Culp has been an independent director of Price Group since 2015 and serves on the Executive Compensation Committee. Mr. Culp recently stepped down after 14 years as Danaher Corporation's chief executive officer and president. Mr. Culp joined Danaher Corporation in 1990 from Veeder-Root, a Danaher subsidiary. Mr. Culp also served as president of Fluke and Fluke Networks.

Mr. Culp currently serves as the chairman of the Board of Visitors and Governors of Washington College and as a member of the board of trustees of Wake Forest University. Formerly, Mr. Culp served as the chairman of the board of trustees for Potomac School and he served as a nonexecutive director at GlaxoSmithKline PLC. He recently joined the faculty of Harvard Business School as senior lecturer focused on strategy and general management.

Mr. Culp holds a B.A. from Washington College and an M.B.A. from Harvard Business School.

Mr. Culp brings to the Board valuable leadership and management experience gained while serving as chief executive officer and president of Danaher Corporation, a publicly traded, multinational corporation. He also contributes substantial strategic leadership, and operational and financial experience to the Board.

H. Lawrence Culp, Jr. Senior Lecturer Harvard Business School Age 52

Dr. Hrabowski has been an independent director of Price Group since 2013 and serves on the Audit Committee and Executive Compensation Committee. He has served as president of the University of Maryland, Baltimore County (UMBC) since 1992. His research and publications focus on science and math education, with special emphasis on minority participation and performance. He is also a leading advocate for greater diversity in higher education. He serves as a consultant to the National Science Foundation, the National Institutes of Health, the National Academies, and universities and school systems nationally.

Dr. Hrabowski holds a Ph.D. in higher education administration and statistics and an M.A. degree in mathematics from the University of Illinois at Urbana-Champaign. He also holds a B.A. degree in mathematics from Hampton Institute (now Hampton University).

Dr. Hrabowski serves as director and member of the corporate and governance committee of McCormick & Company, Inc. Dr. Hrabowski also served on the board of Constellation Energy Group, Inc. until 2012.

Dr. Hrabowski brings to our Board valuable strategic and management leadership experience from his role as president of UMBC, as well as his extensive knowledge and dedication to greater education and work-force development. He also contributes corporate governance oversight from his experience serving as a director on other public-company boards.

Dr. Freeman A. Hrabowski, III President University of Maryland, Baltimore County Age 65

8 T. ROWE PRICE GROUP

Mr. MacLellan has been an independent director of Price Group since 2010, and serves as chairman of the Executive Compensation Committee and a member of the Audit Committee. Since November 2009, Mr. MacLellan has been the non-executive chairman of Northleaf Capital Partners, an independent global private markets fund manager and advisor. From 2003 to November 2009, Mr. MacLellan served as chief investment officer of TD Bank Financial Group (TDBFG) where he was responsible for overseeing the management of investments for its Employee Pension Fund, The Toronto-Dominion Bank, TD Mutual Funds, and TD Capital Group. Earlier in his career, Mr. MacLellan was managing director of Lancaster Financial Holdings, a merchant banking group acquired by TDBFG in March 1995. Prior to that, he was vice president and director at McLeod Young Weir Limited (Scotia McLeod) and a member of the corporate finance department responsible for a large number of corporate underwritings and financial advisory assignments.

Mr. MacLellan holds a B.Comm. from Carleton University and an M.B.A. from Harvard University, and is a chartered accountant.
Mr. MacLellan serves as the chairman of the board of Yellow Media, Inc., a public company based in Montreal.
Mr. MacLellan brings substantial experience and perspective to the Board with respect to the financial services industry, particularly his expertise with respect to investment-related matters, including those relating to the mutual fund industry and the institutional management of investment funds, based on his tenure as chief investment officer of a major financial institution. He also brings an international perspective to the Board as well as significant accounting and financial reporting experience.

Robert F. MacLellan Non-Executive Chairman Northleaf Capital Partners Age 61

Mr. Rogers has been a director of Price Group since 1997, the chairman of the Board since 2007, the chief investment officer since 2004, a vice president since 1985, and an employee since 1982. He is a member of the Executive and Management Committees, a director or trustee of 39 Price funds, and the president of two Price Funds. His other responsibilities include serving on the U.S. Equity Steering Committee, Fixed Income Steering Committee, International Equity Steering Committee, Product Strategy Steering Committee, and Management Compensation Committee as well as the Proxy Committee. Prior to joining the firm in 1982, Mr. Rogers was employed by Bankers Trust Company.

Mr. Rogers earned an A.B. from Harvard University and an M.B.A. from Harvard Business School. Mr. Rogers has also earned his chartered financial analyst and chartered investment counselor designations. Mr. Rogers is a member of the board of directors of United Technologies Corporation.
Mr. Rogers brings to the Board insight into the critical investment component of our business based on his 36-year career in the investment management industry, which includes over 30 years with the Company.

Brian C. Rogers Chairman and Chief Investment Officer T. Rowe Price Group, Inc. Age 60

Ms. Snowe has been an independent director of Price Group since June 2013, and serves as a member of the Executive Compensation Committee and as chair of the Nominating and Corporate Governance Committee. She is chair and chief executive officer of Olympia Snowe, LLC, a policy and communications consulting firm, and a senior fellow at the Bipartisan Policy Center. Ms. Snowe served in the U.S. Senate for the State of Maine from 1995-2013 and as a member of the U.S. House of Representatives from 1979-1995. While in the U.S. Senate, she served as chair and was the ranking member of the Senate Committee on Small Business and Entrepreneurship, and served on the Senate Finance Committee. She also served as chair of the Subcommittee on Seapower for the Senate Armed Services Committee.

Ms. Snowe earned a B.S. from the University of Maine and has received honorary degrees from many colleges and universities.

Ms. Snowe is a member of the board of directors, audit committee, and medical affairs committee of Aetna Inc., a diversified health care benefits company. Ms. Snowe is also a member of the board of directors of Synchrony Financial and serves as a member of the audit committee and chairman of the nominating and corporate governance committee.

Ms. Snowe brings a broad range of valuable leadership and public policy experience to the Board. She also has extensive experience with complex issues relevant to the Company's business, including budget and fiscal responsibility, education, retirement and aging, women's issues, health care, foreign affairs, and national security.

Olympia J. Snowe Chair and Chief Executive Officer Olympia Snowe, LLC Age 69

PROXY STATEMENT 2015 9

On January 1, 2016, Mr. Stromberg was appointed Price Group's president and chief executive officer. At this time, Mr. Stromberg was also elected as a director of Price Group and chairman of the Executive Committee, Management Committee, and Management Compensation Committee.

Prior to assuming these duties, Mr. Stromberg served as the head of Equity from 2008 through 2015, director of U.S. Equity from 2007 through 2015, and director of Global Equity Research from 2004 through 2015. Mr. Stromberg served on the U.S. Equity Steering Committee from 1999 through 2015, as well as the International Steering Committee from 2004 through 2015. Mr. Stromberg has served as a vice president of Price Group from 2000 through 2015, and has been an employee of Price Group since 1987.

Mr. Stromberg earned a B.A. from Johns Hopkins University and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Stromberg has also earned the chartered financial analyst designation.

Mr. Stromberg brings to the Board insight into the critical investment component of our business based on the leadership roles he has held in the Equity Division of Price Group and his 29-year career with the Company.

William J. Stromberg President and Chief Executive Officer T. Rowe Price Group, Inc. Age 55

Mr. Taylor has been an independent director of Price Group since 2004, is a member of both the Executive Compensation Committee and the Audit Committee. Now retired, he was president of COPT Development & Construction Services, a commercial real estate development firm which is a division of Corporate Office Properties Trust, from 1999 to 2009.

Mr. Taylor graduated from Lincoln University with a B.A. degree in Economics.

Mr. Taylor served as a director of MICROS Systems, a provider of information technology for the hospitality and retail industry, from 1997 to 2014, during which time he served on the compensation committee and the nominating committee.
Mr. Taylor's tenure in a senior position with a publicly-traded real estate company gives him the experience to provide additional perspective to the Board regarding matters relating to facilities management and real estate, as well as general management, investment, and financial skills.

Dwight S. Taylor Retired President COPT Development and Construction Services Age 71

Ms. Whittemore has been an independent director of Price Group since 1995, and serves on the Nominating and Corporate Governance Committee and the Executive Compensation Committee. Ms. Whittemore is a partner in the law firm of McGuireWoods LLP.

Ms. Whittemore received her B.A. degree in Political Science from Vassar College and a J.D. degree from Yale Law School. She received honorary doctor of law degrees from the University of Richmond and The Citadel.

Ms. Whittemore is the lead director and previously served as a member of the governance and nominating committee, a member of the compensation and benefits committee, and a member of the executive committee of Owens & Minor, Inc., a distributor of medical and surgical supplies and services. Ms. Whittemore also served on the board of Albemarle Corporation, a manufacturer of specialty chemicals, until January 2015.
Ms. Whittemore assumes significant responsibility on the Board for governance related matters, and she adds significant broad oversight experience, based on her role as a senior member of a major law firm and substantial experience working with other publicly-traded companies, both as a board member and as an advisor.

Anne Marie Whittemore Partner McGuireWoods, LLP Age 69

10 T. ROWE PRICE GROUP

Mr. Wilson has been an independent director of Price Group since 2015, and serves as a member of the Nominating and Corporate Governance Committee and the Executive Compensation Committee. Mr. Wilson currently serves as executive chairman of McCormick and Company, Inc. He joined McCormick and Company, Inc. in 1993, and has held many executive management roles including president and CEO of McCormick and Company, Inc.

Mr. Wilson graduated from the University of Tennessee in 1980 with a B.S. degree in Communications. He attended school on a R.O.T.C. scholarship and, following college, served as a U.S. Army Captain, with tours in the United States, United Kingdom, and Germany.

Mr. Wilson currently serves on the boards of directors of Westrock Company, the Grocery Manufacturers Association, the Greater Baltimore Committee and National Association of Manufacturers. He also serves on the Board of Visitors of the University of Maryland, Baltimore County and currently serves on the University of Tennessee's Business School Advisory Board.

Mr. Wilson brings to our Board significant executive management experience, having led a publicly traded, multinational company. He also adds additional perspective to the Board regarding matters relating to general management, strategic leadership and financial matters.

Alan D. Wilson Executive Chairman McCormick and Company, Inc. Age 58

PROXY STATEMENT 2015 11

THE BOARD OF DIRECTORS AND COMMITTEES
During 2015, the Board of Directors held seven meetings and approved two matters via unanimous written consent. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. Consistent with the Company's Corporate Governance Guidelines, the independent directors met in executive session at six of the Board meetings in 2015. Our Corporate Governance Guidelines provide that all directors are expected to attend each annual meeting of stockholders. All nominees for director submitted to the stockholders for approval at last year's annual meeting on April 23, 2015, attended that meeting, and we anticipate that all nominees will attend the 2016 Annual Meeting.
Corporate Governance
Our Board of Directors has an Executive Committee, an Audit Committee, an Executive Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has also authorized a Management Committee that is made up entirely of senior officers of the Company. The Board has adopted a separate written charter for the Audit Committee, the Executive Compensation Committee, and the Nominating and Corporate Governance Committee. Current copies of each charter, our Corporate Governance Guidelines, and our Code of Ethics for Principal Executive and Senior Financial Officers can be found on our website, troweprice.com, by selecting “Investor Relations” and then “Corporate Governance.”
Code of Ethics
Pursuant to rules promulgated under the Sarbanes-Oxley Act, the Board has adopted a Code of Ethics for Principal Executive and Senior Financial Officers. This Code is intended to deter wrongdoing and promote honest and ethical conduct, full, timely, and accurate reporting, compliance with laws, and accountability for adherence to the Code, including internal reporting of Code violations. A copy of the Code of Ethics for Principal Executive and Senior Financial Officers is available on our website. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Principal Executive and Senior Financial Officers by making disclosures concerning such matters available on the Investor Relations page of our website.
We also have a Code of Ethics and Conduct that is applicable to all employees and directors of the Company. It is the Company's policy for all employees to participate annually in continuing education and training relating to the Code of Ethics and Conduct.
Executive Committee
During 2015, James A.C. Kennedy, Mr. Rogers, and Dr. Sommer served on the Executive Committee. In December 2015, the Board elected Mr. Stromberg to serve on the Executive Committee beginning January 1, 2016, as Mr. Kennedy stepped down from the Committee in advance of his retirement from Price Group. The Executive Committee functions between meetings of the Board of Directors and possesses the authority to exercise all the powers of the Board except as limited by Maryland law. If the committee acts on matters requiring formal Board action, those acts are reported to the Board of Directors at its next meeting for ratification. The Executive Committee did not take any action during 2015.
Audit Committee
Messrs. Bartlett, MacLellan, and Taylor, Dr. Hrabowski and Ms. Bush serve on the Audit Committee, which met five times during 2015. The Board of Directors has determined that each of the Audit Committee members meet the independence and financial literacy criteria of NASDAQ and the Securities and Exchange Commission (SEC). The Board also has concluded that Messrs. Bartlett and MacLellan meet the criteria for an audit committee financial expert as established by the SEC. Mr. Bartlett is a certified public accountant, was an audit partner at Ernst & Young for 28 years until he left the firm in 2012, and serves as the chairman of the audit committee of Rexnord Corporation and as a member of the audit committee of FTI Consulting, Inc. Mr. MacLellan is a chartered accountant and was a member of the audit committees for Ace Aviation Holdings, Inc. and Maple Leaf Sports and Entertainment, Ltd.
Audit Committee's Primary Responsibilities
The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and other financial information provided by us to our stockholders, (2) the retention of our independent registered public accounting firm, including oversight of the terms of its engagement and its performance, qualifications, and independence, (3) the performance of our internal audit function, internal controls, and disclosure controls, and (4) the Company's risk management framework. The Audit Committee also provides an avenue for communication among our internal auditors, financial management, independent registered public accounting firm, and the Board, and is responsible for procedures involving the receipt, retention, and treatment of complaints or concerns regarding accounting, internal accounting controls, and auditing matters, including confidential, anonymous employee submissions. The independent registered public accounting firm reports directly to the Audit Committee and is ultimately accountable to this committee and the Board for the audit of our consolidated financial statements.

12 T. ROWE PRICE GROUP

Related Person Transaction Oversight
The Audit Committee is responsible under its charter for reviewing related person transactions and any change in, or waiver to, our Code of Ethics for our Principal Executive and Senior Financial Officers. Our Board has adopted a written Policy for the Review and Approval of Transactions with Related Persons. Any transaction that would require disclosure under Item 404(a) of Regulation S-K will not be initiated or materially modified until our Audit Committee has approved such transaction or modification, and will not continue past its next contractual termination date unless it is annually re-approved by our Audit Committee. During its deliberations, the Audit Committee must consider all relevant details regarding the transaction including, but not limited to, any role of our employees in arranging the transaction, the potential benefits to our Company, and whether the proposed transaction is competitively bid or otherwise is on terms comparable to those available to an unrelated third party or our employees generally. The Audit Committee approves only those transactions which it determines in good faith to be on terms that are fair to us and comparable to those that could be obtained in an arms-length negotiation with an unrelated third party.
Risk Management Oversight
The Audit Committee oversees and evaluates our policies with respect to significant risks and exposures faced by the Company and the steps taken to assess, monitor, and manage those risks. The Company's Risk Management Oversight Committee, chaired by the chief risk officer and comprised of other senior members of management, directs the development and maintenance of comprehensive risk management policies and procedures for the Company. It also monitors on a regular basis the significant risks inherent to our business, including investment risk, reputational risk, business continuity risk, and operational risk. The chief risk officer, director of internal audit, and officers responsible for financial reporting, legal, and compliance periodically report to the Audit Committee. Based on these reports, the Audit Committee reports and makes recommendations as necessary to the full Board with respect to managing our overall risk.
The report of the Audit Committee appears on page 50.
Executive Compensation Committee
All of the non-employee independent directors of the Board serve on the Executive Compensation Committee, which met five times during 2015. The Board of Directors has determined that each of these members meets the independence criteria of NASDAQ. The report of the Executive Compensation Committee appears on page 37.
Committee Authority
The Executive Compensation Committee is responsible to the Board, and ultimately to our stockholders, for:

▪	determining the compensation of the chief executive officer and other executive officers;

▪	reviewing and approving general salary and compensation policies for the rest of our senior officers;

▪	overseeing the administration of our Annual Incentive Compensation Pool, equity incentive plans, and employee stock purchase plan;

▪	assisting management in designing new compensation policies and plans; and

▪	reviewing and discussing the Compensation Discussion and Analysis and other compensation disclosures with management.
Delegation Authority
The Executive Compensation Committee has delegated compensation decisions regarding non-executive officers, including the establishment of specific salary and incentive compensation levels and certain matters relating to stock-based compensation, to the Management Compensation Committee, a committee comprised of executive officers of Price Group.
Committee Procedures
Early each year, the Executive Compensation Committee meets with members of senior management in order to discuss goals and objectives for the coming year, including goals and objectives applicable to the named executive officers listed in our Summary Compensation Table on page 38. In addition, the Executive Compensation Committee determines eligibility for the Annual Incentive Compensation Pool and sets forth the maximum percentage that may be paid to each participant. At its meetings in December and early the following year, the Executive Compensation Committee evaluates executive performance during the year as part of its determination of appropriate incentive compensation awards.
The Executive Compensation Committee typically awards semi-annual equity incentive grants to employees from stockholder approved long-term incentive plans as part of the Company's annual compensation program. The Executive Compensation Committee begins consideration of the year's stock incentive program at its December meeting preceding the year in question, assessing the likely overall size and parameters of the program. Further consideration of the program takes place at subsequent meetings, with the actual grants being made at regularly scheduled Executive Compensation Committee meetings, typically in February and September.

PROXY STATEMENT 2015 13

Role of Executive Officers
The Executive Compensation Committee solicits input from the chief executive officer and the Management Compensation Committee regarding general compensation policies including the appropriate level and mix of compensation. The Executive Compensation Committee also consults with the chief executive officer regarding the appropriate bonus and salary levels for other executive officers.
Role of Compensation Consultants
Frederic W. Cook & Co., Inc. (Cook & Co.) has been the Executive Compensation Committee's compensation consultant for many years. Cook & Co. has no relationship with Price Group other than as the Executive Compensation Committee's consultant. See the "Role of Independent Compensation Consultant" section of our Compensation Discussion and Analysis on page 31 for additional details of their role.
Nominating and Corporate Governance Committee
Dr. Sommer, Mses. Snowe and Whittemore, and Messrs. Hebb and Wilson serve on our Nominating and Corporate Governance Committee, which met on seven occasions during 2015. The Board of Directors has determined that all Nominating and Corporate Governance Committee members meet the independence criteria of NASDAQ. The principal purpose and goal of this committee is to maintain and cultivate the effectiveness of Price Group's Board of Directors and oversee its governance policies. Among the Nominating and Corporate Governance Committee's responsibilities are Board and committee composition, director qualifications, orientation and education, and Board evaluations. Members identify, evaluate, and nominate Board candidates; review the compensation of independent directors; and oversee procedures regarding stockholder nominations and other communications to the Board. In addition, they are responsible for monitoring compliance with and recommending any changes to the Company's Corporate Governance Guidelines. A report on the Nominating and Corporate Governance Committee's activities begins on page 18 of this proxy statement.
Management Committee
The Management Committee is responsible for guiding, implementing, and reviewing major policy and operating initiatives of the Company. Mr. Stromberg took over as chairman of the Management Committee when he assumed responsibilities as president and chief executive officer on January 1, 2016, from Mr. Kennedy, who stepped down in advance of his retirement from Price Group in March 2016. Messrs. Rogers and Bernard and other senior officers of the Company are also members. The Management Committee reports to the Board on the management and operation of the Company through Messrs. Stromberg, Rogers, and Bernard. Other members of the Management Committee include: Christopher D. Alderson, head of international equity, Eric L. Veiel, head of U.S. Equity, Edward A. Wiese, head of fixed income; Scott B. David, head of U.S. Investment Services; Deanna R. Fidler, chief human resources officer; and Robert C.T. Higginbotham, head of Global Investment Services. Each of these members brings extensive experience and wisdom to the management and leadership of the Company.

Compensation of Directors
The Nominating and Corporate Governance Committee is responsible for periodically reviewing non-employee director compensation and benefits and recommends changes, if appropriate, to the full Board based upon competitive market practices. In conducting its review, it consults, as needed, with Cook & Co. or other independent consultants as well as the Executive Compensation Committee, as appropriate, to establish whether such compensation is adequate. The following paragraphs detail the compensation and benefits provided to our non-employee directors in 2015. All components of the existing fee structure will continue in 2016.

Equity-Based Compensation
Pursuant to the 2007 Non-Employee Director Equity Plan (the 2007 Plan), each newly elected Board member is awarded an initial grant of their choice of 4,350 restricted shares or restricted stock units that vest one-year after the grant date. In each subsequent year, each non-employee director is awarded semi-annual grants of their choice of stock options to acquire 4,350 common shares of Price Group, 1,300 restricted shares, or 1,300 stock units. These award amounts represent the increase that was approved by the Nominating and Corporate Government Committee on April 23, 2015, to reflect the impact of the special dividend paid by the Company in April 2015. No other amendments were made to the terms of the 2007 Plan.

Each non-employee director must elect the type of award to be granted under the 2007 Plan by filing an election form with the treasurer of Price Group. The election form remains in effect from year-to-year unless a new election form is filed by December 31 of the year preceding the calendar year for which the modification takes effect. These periodic grants will be made as of the close of business on the third business day following the release of Price Group's first and third quarter earnings. Each of the award types vest, and in the case of stock options, become exercisable upon the earliest of the non-employee director's death, one year after the grant date, or the day before the annual meeting held in the calendar year after the year in which the grant is made, provided the director continues to be a member of the Board on the applicable date. Stock options are granted at the fair market value on the dates of grant, can be exercised up to five years after the director is no longer serving on the Board, and have a maximum term of 10 years from the date of grant. Restricted shares entitle the holder

14 T. ROWE PRICE GROUP

to the rights of a stockholder, including voting, dividend, and distribution rights, but are nontransferable until they vest. Vested stock units will be settled in shares of our common stock or cash, in the case of fractional shares, upon a non-employee director's separation from service. Non-employee directors holding stock units are not entitled to voting, dividend, distribution, or other rights until the corresponding shares of our common stock are issued upon settlement; however, if and when we pay a cash dividend to our common stockholders, we will issue dividend equivalents in the form of additional vested stock units. The 2007 Plan includes a provision that accelerates the vesting of all outstanding awards in connection with a change-in-control of Price Group. Upon a change-in-control, any outstanding stock units will be settled in cash or shares at the discretion of the Board of Directors.

Ownership and Retention Guidelines
Each non-employee director is required to hold shares of our common stock having a value equal to three times his or her current cash retainer within five years of the director's appointment to the Board. Directors added to the Board prior to 2015 have an ownership goal of $225,000, while Messrs. Culp and Wilson each have an ownership goal of $300,000. Directors who join the Board in the future will have an ownership goal of three times the annual cash retainer in effect on the date they join the Board. For purposes of the calculation, unvested restricted shares and outstanding stock units are counted, but unexercised stock options are not. Once this ownership goal is achieved, the number of shares required to be held becomes fixed and must be maintained until the end of the director's service on the Board. Until the ownership goal is achieved, the director is expected to retain “net gain shares” resulting from the exercise of stock options or vesting of restricted stock granted under the 2007 Plan. Net gain shares are the shares remaining after payment of the stock option exercise price and taxes owed with respect to the exercise or vesting event. In addition, net gain shares realized under the Plan after the ownership goal is achieved are expected to be held for two years prior to sale or other transfer, but not beyond the end of the director's service on the Board. All of our directors have achieved and maintain the ownership goal as of the date of this proxy statement.

Fees and Other Compensation
In addition to the equity-based awards, non-employee directors received the following in 2015:

▪	An annual retainer of $100,000;

▪	A fee of $1,500 for each committee meeting attended;

▪	A fee of $15,000 for the Lead Director;

▪	A fee of $20,000 and $5,000, for the chairperson of the Audit Committee and each Audit Committee member, respectively;

▪	A fee of $10,000 for the chairperson of the Executive Compensation Committee;

▪	A fee of $10,000 for the chairperson of the Nominating and Corporate Governance Committee;

▪
Directors and all U.S. employees of Price Group and its subsidiaries are eligible to have our sponsored T. Rowe Price Foundation match personal gifts up to an annual limit to qualified charitable organizations. For 2015, non-employee directors were eligible to have up to $10,000 matched;

▪
The reimbursement of reasonable out-of-pocket expenses incurred in connection with their travel to and from, and attendance at each meeting of the Board of Directors and its committees and related activities, including director education courses and materials; and

▪	The reimbursement of spousal travel to and participation in events held in connection with the annual joint Price Group and Price Funds' Board of Directors meeting.

The annual retainer and fees noted above are prorated for the period of time during the calendar year that each director held the position. Pursuant to the Outside Directors Deferred Compensation Plan, non-employee directors can elect to defer payment of their director fees until the next calendar year. Any such election needs to be received prior to the beginning of the year they wish to have their payment deferred. Dr. Hrabowski, Ms. Snowe, and Mr. Wilson elected to have their 2015 director fees deferred to 2016.

PROXY STATEMENT 2015 15

2015 Director Compensation1
The following table sets forth information regarding the compensation earned by, or paid to, directors who served on our Board of Directors during 2015. Directors who are also officers of Price Group do not receive separate directors' fees and have been omitted from this table. Mr. Kennedy and Mr. Rogers appear in our Summary Compensation Table as named executive officers. Mr. Bernard is an executive officer who is excluded from both the Summary Compensation Table and the Director Compensation table as he is neither a named executive officer nor does he receive additional compensation for his director services.

Name	Fees Earned or Paid in Cash	Stock Awards[2,3,4]	Option Awards[2,3,4]	All Other Compensation[5]	Total
Mark S. Bartlett	$131,250	$203,255	$—	$10,000	$344,505
Mary K. Bush	$118,750	$244,842	$—	$8,000	$371,592
H. Lawrence Culp, Jr.[6]	$36,333	$308,502	$—	$10,000	$354,835
Donald B. Hebb, Jr.	$118,000	$203,255	$—	$10,000	$331,255
Dr. Freeman A. Hrabowski, III	$120,000	$18,174	$142,985	$10,000	$291,159
Robert F. MacLellan	$132,500	$18,534	$142,985	$10,000	$304,019
Olympia J. Snowe	$125,500	$203,255	$—	$10,000	$338,755
Dr. Alfred Sommer	$136,333	$249,256	$—	$10,000	$395,589
Dwight S. Taylor	$123,333	$294,732	$—	$10,000	$428,065
Anne Marie Whittemore	$118,000	$227,171	$—	$10,000	$355,171
Alan D. Wilson[6]	$39,333	$313,043	$—	$10,000	$362,376

[1]	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services in 2015. All other columns have been omitted.

[2]
Represents the aggregate grant date fair value of equity awards granted to each non-employee director in 2015. The grant date fair value of stock awards was measured using the grant-date market price per share of Price Group's common stock. The grant-date fair value of stock options was computed using the Black-Scholes option-pricing model and the following weighted average assumptions:

Expected life in years	6.8
Expected volatility	25.8%
Dividend yield	2.3%
Risk-free interest rate	1.7%

[3]
The following table represents the equity awards granted to each of the non-employee directors named above in 2015 and their corresponding grant date fair value as determined by the methodologies discussed in footnote two above. The holders of stock units also receive dividend equivalents in the form of additional vested stock units on each of the Company's dividend payment dates.

Director	Grant Date	Number of Restricted Shares	Number of Restricted Units	Number of Securities Underlying Options	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards
Messrs. Bartlett and Hebb and Ms. Snowe	4/27/2015	1,300				$107,120
	10/27/2015	1,300				$96,135
Ms. Bush	3/30/2015		60			$4,868
	4/23/2015		230			$18,841
	4/27/2015		1,300			$107,120
	6/29/2015		74			$5,694
	9/29/2015		84			$5,732
	10/27/2015		1,300			$96,135
	12/30/2015		89			$6,452

16 T. ROWE PRICE GROUP

Director	Grant Date	Number of Restricted Shares	Number of Restricted Units	Number of Securities Underlying Options	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards
Mr. Culp	9/10/2015	4,350				$308,502
Dr. Hrabowski	3/30/2015		28			$2,276
	4/23/2015		107			$8,810
	4/27/2015			4,350	$82.40	$91,046
	6/29/2015		30			$2,346
	9/29/2015		35			$2,362
	10/27/2015			4,350	$73.95	$51,939
	12/30/2015		33			$2,380
Mr. MacLellan	3/30/2015		28			$2,321
	4/23/2015		109			$8,984
	4/27/2015			4,350	$82.40	$91,046
	6/29/2015		31			$2,393
	9/29/2015		35			$2,409
	10/27/2015			4,350	$73.95	$51,939
	12/30/2015		34			$2,427
Dr. Sommer	3/30/2015		70			$5,761
	4/23/2015		272			$22,298
	4/27/2015	1,300				$107,120
	6/29/2015		77			$5,939
	9/29/2015		88			$5,979
	10/27/2015	1,300				$96,135
	12/30/2015		84			$6,024
Mr. Taylor	3/30/2015		136			$11,116
	4/23/2015		524			$43,024
	4/27/2015		1,300			$107,120
	6/29/2015		157			$12,135
	9/29/2015		179			$12,216
	10/27/2015		1,300			$96,135
	12/30/2015		180			$12,986
Ms. Whittemore	3/30/2015		32			$2,655
	4/23/2015		125			$10,275
	4/27/2015		1,300			$107,120
	6/29/2015		44			$3,413
	9/29/2015		50			$3,436
	10/27/2015		1,300			$96,135
	12/30/2015		57			$4,137
Mr. Wilson	9/10/2015		4,350			$308,502
	9/29/2015		33			$2,262
	12/30/2015		32			$2,279

PROXY STATEMENT 2015 17

[4]
The following table represents the aggregate number of equity awards outstanding as of December 31, 2015. The number of stock option awards that were outstanding as of April 7, 2015, the ex-dividend date of the special dividend declared in February 2015 and paid in April 2015, and their exercise price were adjusted to neutralize the effect of the special dividend pursuant to the anti-dilution provisions of our non-employee director plans.

Director	Unvested Stock Awards	Unvested Stock Units	Unexercised Option Awards	Total	Vested Stock Units
Mark S. Bartlett	2,600			2,600
Mary K. Bush		2,600		2,600	9,897
H. Lawrence Culp, Jr.	4,350			4,350
Donald B. Hebb, Jr.	2,600		8,326	10,926
Dr. Freeman A. Hrabowski, III			17,308	17,308	4,610
Robert F. MacLellan			42,568	42,568	4,702
Olympia J. Snowe	2,600			2,600
Dr. Alfred Sommer	2,600			2,600	11,669
Dwight S. Taylor		2,600		2,600	22,552
Anne Marie Whittemore		2,600	58,282	60,882	5,414
Alan D. Wilson		4,350		4,350	65

[5]	Personal gifts matched by our sponsored T. Rowe Price Foundation to qualified charitable organizations.

[6]	Represents fees for a partial year as Messrs. Culp and Wilson joined the Board in September 2015.

Report of the Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee has general oversight responsibility for the assessment and recruitment of new director candidates, the evaluation of director and Board performance, and the general oversight of governance matters for the Company. We also monitor regulatory and other developments in the governance area with a view towards both legal compliance and maintaining governance practices at the Company consistent with what we consider to be best practices.
Corporate Governance Developments in 2015
Election of New Directors
During 2015, we reviewed possible director candidates consistent with our judgment that we should add one or more additional independent directors to our Board, particularly in light of expected retirements by Board members. In this regard, three longstanding directors, Donald Hebb, Dr. Alfred Sommer, and James A.C. Kennedy (who also served as our chief executive officer and president until his retirement from that position on December 31, 2015), will retire at this Annual Meeting. In light of these and other director retirements over the last several years, we have been focused on identifying new directors with skills and backgrounds to replace capabilities lost and to add new capabilities, experience, and diversity to the Board. As a result, our Nominating and Corporate Governance Committee nominated, and our Board elected, two independent directors, H. Lawrence Culp, Jr. and Alan D. Wilson effective September 10, 2015. The Nominating and Corporate Governance Committee also nominated, and our Board elected effective January 1, 2016, William J. Stromberg, as a management-member of the Board in light of his succession of Mr. Kennedy as our president and chief executive officer.
Management Transition
The Company completed the final phase of its management succession plan for Mr. Kennedy who served as our chief executive officer and president since 2007. Effective January 1, 2016, Mr. Stromberg assumed the roles of president and chief executive officer. This Committee will continue to oversee ongoing management succession planning. The Company continues to develop other senior leaders of the firm through their participation as members of our Management Committee and through other involvement in the senior management of the Company and exposure to members of the Board.
Lead Director Transition and Rotation of Committee Members and Committee Chairs
At the Annual Meeting scheduled for April 27, 2016, Ms. Whittemore will succeed Dr. Sommer as the Lead Director. Dr. Sommer has acted as the Lead Director since April 2013 and will retire from the Board at the Annual Meeting.
During 2015, Mr. Bartlett replaced Mr. MacLellan as the chairman of the Audit Committee, Mr. MacLellan replaced Mr. Taylor as the chairman of the Executive Compensation Committee and Ms. Snowe replaced Dr. Sommer as chair of the Nominating and Corporate Governance Committee. Our Corporate Governance Guidelines provide that periodic rotation of committee membership and chairpersons is desirable, and that chairpersons will generally be considered for change at least every five

18 T. ROWE PRICE GROUP

years. This is not an absolute rule, however, and in some circumstances continued service on a committee or as chairperson by persons with particular skills may be warranted.
Proxy Access
During 2015, the Company implemented “proxy access” in uncontested elections of directors. Proxy access allows eligible stockholders to include their own nominees for director in our proxy materials, along with the Board-nominated candidates. After carefully considering developing practices in this area, we recommended, and the full Board approved, amendments to the Company’s By-Laws to implement proxy access. The specific proxy access provisions are more completely described below. We believe our proxy access framework strikes the right balance by ensuring that Board nominees included in our proxy statement are supported by long-term stockholders representing a significant, but attainable, proportion of outstanding shares. This action was taken by us as an appropriate evolution of our director nomination process without any specific proposal from our stockholders.
Board Evaluations
In January 2016, we asked all Board members to reply to an anonymous evaluation questionnaire regarding the performance of the Board and its committees during 2015. We discussed the results of our evaluations at our meeting on February 17, 2016, and provided a full report to the Board. We plan to continue to conduct evaluations each year and to periodically modify our procedures to ensure we receive candid feedback and are responsive to future developments and suggestions from our directors.
Board Leadership
The Lead Director role was created in 2004 and has continually developed since that time. The Lead Director chairs Board meetings at which the chairperson is not present, approves Board agendas and meeting schedules, and oversees Board materials distributed in advance of Board meetings. The Lead Director also calls meetings of the independent directors, chairs all executive sessions of the independent directors, and acts as liaison between the independent directors and management. The Lead Director is available to the chief legal officer to discuss and, as necessary, respond to stockholder communications to the Board.
We believe that the Lead Director role in conjunction with the designation of Mr. Rogers as chairman of the Board, Mr. Bernard as vice chairman of the Board, and Mr. Stromberg as president and chief executive officer, is an appropriate and effective organizational structure for Price Group. Given the nature of our Company and the importance of consensus among the senior management team to the overall direction and performance of the Company, senior management of the Company traditionally has been allocated among multiple individuals rather than assigning all of these functions to a single person. In this regard, we think it is important for there to be clarity regarding the shared roles and responsibilities and for senior management to have titles that reflect this approach. Accordingly, Mr. Rogers, who is the chairman and presides at all director and stockholder meetings and is authorized to call and in consultation with the Lead Director set the agenda for those meetings, is also the Company's chief investment officer and was a senior portfolio manager until October 2015. Mr. Bernard, the vice chairman, has primary responsibility for marketing, distribution, client service, technology, and communication activities, as well as the Company's relationship with its sponsored mutual fund Boards. Mr. Stromberg, as president and chief executive officer, has overall responsibility for management and direction of the Company and works closely with the balance of the Management Committee with respect to their various areas of responsibility. Messrs. Rogers, Bernard, and Stromberg serve on the Board, which we believe provides our independent directors with increased exposure to senior management, as well as greater insight into the activities of the Company.
The Company has a strong, independent Board with approximately three-quarters of the members deemed independent under NASDAQ standards. Every member of the Board is a valued contributor and the fact that the chairman and vice chairman are also Company employees does not diminish the influence of the independent directors. In addition, this committee, the Audit Committee, and the Executive Compensation Committee are all comprised entirely of independent directors, and the Lead Director has significant and meaningful responsibilities designed to foster critical oversight and good governance practices. We believe that this structure serves well the interests of the Company and its stockholders.
Director Orientation and Continuing Education and Development
When a new independent director joins the Board, we provide an orientation program for the purpose of providing the new director with an understanding of the operations and the financial condition of the Company as well as the Board's expectations for its directors. Each director is expected to maintain the necessary knowledge and information to perform his or her responsibilities as a director. To assist the directors in understanding the Company and its industry and maintaining the level of expertise required for the director, the Company will, from time to time and at least annually, offer Company-sponsored continuing education programs or presentations in addition to briefings during Board meetings relating to the competitive and industry environment and the Company's goals and strategies.
The Board has joined the National Association of Corporate Directors, which provides resources that help directors strengthen board leadership. Each director is encouraged to participate at least once every three years in continuing education programs for

PROXY STATEMENT 2015 19

public-company directors sponsored by nationally recognized educational organizations not affiliated with the Company. The cost of all such continuing education is paid for by the Company.
Director Qualifications and the Nominations Process
We believe that the nominees presented in this proxy statement constitute a Board with an appropriate level and diversity of experience, education, skills, and independence. We routinely consider whether additional independent directors should be added to the Board and may add new members in the future. In considering the need for additional independent directors we consider any expected Board departures and retirements and factor succession planning for the Board members into our deliberations, with particular reference to specific skills and capabilities of departing Board members. While we continue to look for additional directors with diverse and relevant backgrounds, we are very pleased with our current complement of directors and the varied perspectives we believe they bring to the Board. We have a mix of tenures on our Board, with over half of our independent director nominees having been appointed within the last four years and two of our independent directors having a term of more than ten years.
This committee supervises the nomination process for directors. We consider the performance, independence, diversity, and other characteristics of our incumbent directors, including their willingness to serve for an additional term, and any change in their employment or other circumstances in considering their re-nomination each year. In considering diversity, we consider diversity of background and experience as well as ethnic and other forms of diversity. We do not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather, consider it among the various factors relevant to any particular nominee. In the event that a vacancy exists or we decide to increase the size of the Board, we identify, interview and examine, and make recommendations to the Board, regarding appropriate candidates.
We identify potential candidates principally through suggestions from the Company's directors and senior management. The chief executive officer and other Board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders as described below.
In evaluating potential candidates, we consider independence from management, background, experience, expertise, commitment, diversity, number of other public board and related committee seats held, and potential conflicts of interest, among other factors, as well as take into account the composition of the Board at the time of the assessment. All candidates for nomination must:

▪	demonstrate unimpeachable character and integrity;

▪	have sufficient time to carry out their duties;

▪	have experience at senior levels in areas of expertise helpful to the Company and consistent with the objective of having a diverse and well-rounded Board; and

▪	have the willingness and commitment to assume the responsibilities required of a director of the Company.

In addition, candidates expected to serve on the Audit Committee must meet independence and financial literacy qualifications imposed by NASDAQ and by the SEC and other applicable law. Candidates expected to serve on this committee or the Executive Compensation Committee must meet independence qualifications set out by NASDAQ, and members of the Executive Compensation Committee must also meet additional independence tests imposed by NASDAQ. Our evaluations of potential directors include, among other things, an assessment of a candidate's background and credentials, personal interviews, and discussions with appropriate references. Once we have selected a candidate, we present him or her to the full Board for election if a vacancy occurs or is created by an increase in the size of the Board during the course of the year, or for nomination if the director is to be first elected by stockholders. All directors serve for one-year terms and must stand for re-election annually.
Policy with Respect to the Consideration of Director Candidates Recommended or Nominated by
Stockholders
Recommendations
A stockholder who wishes to recommend a candidate for the Board should send a letter to the chairperson of this committee at the Company's principal executive offices providing (i) information relevant to the candidate's satisfaction of the criteria described above under “Director Qualifications and the Nominations Process” and (ii) information that would be required for a director nomination under Section 1.11 of the Company's Amended and Restated By-Laws. The committee will consider and evaluate candidates recommended by stockholders in the same manner it considers candidates from other sources. Acceptance of a recommendation does not imply that the committee will ultimately nominate the recommended candidate.
Proxy Access and Nominations
As noted above, we recently adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials directors constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended By-Laws. Section 1.13 of Price Group's

20 T. ROWE PRICE GROUP

Amended and Restated By-Laws sets out the procedures a stockholder must follow to use proxy access. Section 1.11 of Price Group's Amended and Restated By-Laws sets out the procedures a stockholder must follow in order to nominate a candidate for Board membership outside of the proxy access process. For these requirements, please refer to the Amended and Restated By-Laws as of December 10, 2015, filed with the SEC on December 10, 2015, as Exhibit 3(ii) to a Current Report on Form 8-K.

Olympia J. Snowe, Chair
Donald B. Hebb, Jr.
Dr. Alfred Sommer
Anne Marie Whittemore
Alan D. Wilson

Security Ownership of Certain Beneficial Owners and Management
Stock Ownership of 5% Beneficial Owners
To our knowledge, there are the following beneficial owners of more than 5% of our outstanding common stock as of February 26, 2016.

Name and Address	Amount and Nature of Beneficial Ownership			Percent of Class
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	14,606,757	shares	[1]	5.90%

State Street Corporation
State Street Financial Center
One Lincoln Street
Boston, MA 02111	13,036,809	shares	[2]	5.26%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	16,178,454	shares	[3]	6.53%

[1]
Based solely on information contained in a Schedule 13G/A filed with the SEC on January 27, 2016, by BlackRock, Inc. Of the 14,606,757 shares beneficially owned, BlackRock, Inc. has sole power to vote or direct the vote of 12,496,635 shares and sole power to dispose or to direct the disposition of 14,606,757 shares.

[2]
Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2016, by State Street Corporation. State Street Corporation has shared power to vote or direct the vote and shared power to dispose or direct the disposition of 13,036,809 shares.

[3]
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2016, by The Vanguard Group. Of the 16,178,454 shares beneficially owned, The Vanguard Group has sole power to vote or direct the vote of 469,232 shares, sole power to dispose or to direct the disposition of 15,679,781 shares, shared power to vote or direct the vote of 25,900 shares, and shared power to dispose or to direct the disposition of 498,673 shares.

PROXY STATEMENT 2015 21

Stock Ownership of Management
The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, February 26, 2016, by (i) each director and each nominee for director, (ii) each person named in the Summary Compensation Table on page 38, and (iii) all directors and executive officers as a group. Share amounts and percentages shown for each individual or group in the table assume the exercise of all stock options exercisable by such individual or group within 60 days of the record date and the settlement of restricted stock units that are vested or will vest within 60 days of the record date. Except as otherwise noted, all shares are owned individually with sole voting and dispositive power.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class[1]
Mark S. Bartlett	13,800	[2]	*
Edward C. Bernard	2,395,604	[3]	*
Mary K. Bush	12,497	[4]	*
H. Lawrence Culp, Jr.	8,421	[5]	*
Donald B. Hebb, Jr.	75,150	[6]	*
Dr. Freeman A. Hrabowski, III	59,066	[7]	*
James A.C. Kennedy	3,220,702	[8]	1.3%
Robert F. MacLellan	47,270	[9]	*
Kenneth V. Moreland	295,171	[10]	*
Brian C. Rogers	3,092,690	[11]	1.2%
Olympia J. Snowe	9,300	[12]	*
Dr. Alfred Sommer	24,069	[13]	*
William J. Stromberg	1,348,381	[14]	*
Dwight S. Taylor	26,352	[15]	*
Anne Marie Whittemore	68,855	[16]	*
Alan D. Wilson	65	[17]	*

Directors and All Executive Officers as a Group (20 persons)	9,110,872	[18]	3.6%

[1]	Beneficial ownership of less than one percent is represented by an asterisk (*).

[2]	Includes 2,600 unvested restricted stock awards.

[3]
Includes 551,768 shares that may be acquired by Mr. Bernard within 60 days upon the exercise of stock options. Also includes (i) 279,463 shares held in a family trust and 60,500 shares held by a member of Mr. Bernard's family, and (ii) 908,842 shares held by trusts for which Mr. Bernard is a trustee and disclaims beneficial ownership. Neither he nor any member of his family has any economic interest in these trusts.

[4]	Includes 12,497 vested stock units that will be settled in shares of the Company's common stock upon Ms. Bush's separation from the Board.

[5]
Includes 4,350 unvested restricted stock awards. Also includes (i) 1,123 shares held in a family trust and foundation (ii) 884 shares held by a family member's trust, and (iii) 2,064 shares held by a limited liability company in which Mr. Culp has an interest. Mr. Culp disclaims beneficial ownership.

[6]	Includes 8,326 shares that may be acquired by Mr. Hebb within 60 days upon the exercise of stock options, 2,600 unvested restricted stock awards, and 37,725 shares held in a family trust.

[7]
Includes 37,148 shares held by a member of Dr. Hrabowski's family. Also includes (i) 17,308 shares that may be acquired by Dr. Hrabowski within 60 days upon the exercise of stock options, and (ii) 4,610 vested stock units that will be settled in shares of the Company's common stock upon Dr. Hrabowski's separation from the Board.

[8]
Includes 1,322,799 shares held in trusts or by a limited liability company controlled by Mr. Kennedy. Also includes (i) 542,018 shares that may be acquired by Mr. Kennedy within 60 days upon the exercise of stock options, and (ii) 40,000 shares held by trusts for which Mr. Kennedy is a trustee and disclaims beneficial ownership. Neither he nor any member of his family has any economic interest in these trusts.

[9]
Includes 42,568 shares that may be acquired by Mr. MacLellan within 60 days upon the exercise of stock options and 4,702 vested stock units that will be settled in shares of the Company's common stock upon Mr. MacLellan's separation from the Board.

[10]	Includes 222,218 shares that may be acquired by Mr. Moreland within 60 days upon the exercise of stock options.

22 T. ROWE PRICE GROUP

[11]
Includes 595,383 shares that may be acquired by Mr. Rogers within 60 days upon the exercise of stock options, 200,000 shares held by a member of Mr. Rogers' family, and 150,000 shares held in a family trust in which he disclaims beneficial ownership.

[12]	Includes 2,600 unvested restricted stock awards.

[13]	Includes 2,600 unvested restricted stock awards and 11,669 vested stock units that will be settled in shares of the Company's common stock upon Dr. Sommer's separation from the Board.

[14]
Includes 403,873 shares that may be acquired by Mr. Stromberg within 60 days upon the exercise of stock options and 96,000 shares held in a family trust for which Mr. Stromberg disclaims beneficial ownership.

[15]	Includes 25,152 vested stock units that will be settled in shares of the Company's common stock upon Mr. Taylor's separation from the Board.

[16]
Includes 49,956 shares that may be acquired by Ms. Whittemore within 60 days upon the exercise of stock options and 8,014 vested stock units that will be settled in shares of the Company's common stock upon Ms. Whittemore's separation from the Board.

[17]	Includes 65 vested stock units that will be settled in shares of the Company's common stock upon Mr. Wilson's separation from the Board.

[18]
Includes 2,744,241 shares that may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options, 38,474 unvested restricted stock awards held by certain directors and executive officers, and 66,709 stock units held by seven of the non-employee directors that are vested and will be settled in shares of the Company's common stock upon their separation from the Board.

Section 16(a) Beneficial Ownership Reporting Compliance
We believe that in 2015 our directors and officers timely complied with the requirements of Section 16(a) of the Securities Exchange Act to report ownership, and transactions which change ownership, of our common stock.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis (CD&A) provides an overview and analysis of our executive compensation philosophy and addresses the principal elements used to compensate our executive officers. In this section, we address the 2015 compensation determinations and the rationale for those determinations for our named executive officers (NEOs), who are listed in the Summary Compensation Table on page 38. This CD&A should be read together with the compensation tables that follow this section.

Executive Summary

2015 PERFORMANCE HIGHLIGHTS
Our compensation programs recognize and reward performance, with a focus on rewarding the intermediate and long-term achievements of our NEOs, as measured by a number of factors, including (i) the financial performance and financial stability of Price Group, (ii) the relative investment performance of our mutual funds and other investment portfolios, and (iii) the performance of our NEOs against the corporate and individual goals and objectives established at the beginning of the year. Our compensation programs are also designed to reward for other important contributions to our success, including corporate integrity, service quality, customer loyalty, risk management, corporate reputation, and the quality of our team of professionals and collaboration within that team.

Each year, we identify both long-term and short-term goals and objectives that are designed to promote a team-oriented structure that operates in the best interests of our clients, associates, and stockholders. Our 2015 goals and objectives can be summarized into four themes: perform for our clients, invest in our people, deliver and grow operating results and maintain financial strength, and enhance our global capabilities and infrastructure. Our performance against our 2015 goals and objectives is as follows:

PROXY STATEMENT 2015 23

Perform for our Clients
▪Investment performance relative to our peers is very strong for a majority of our funds and institutional investment strategies—particularly for our asset allocation funds—which provide integrated investment and retirement planning solutions for many clients. The percentage of our Price Funds and asset allocation funds that outperformed their comparable Lipper averages on a total return basis for the one-, three-, five-, and 10-years ended December 31, 2015 were:

	1 year	3 years	5 years	10 years
Price Funds (across all share classes)	80%	80%	78%	88%
Price Funds - Asset Allocation Funds	93%	93%	95%	100%

▪
Top quartile Lipper performance was experienced by 56% of the Price Funds across their share classes for the one-year period ended December 31, 2015, 57% for the three-year period, 55% for the five-year period, and 62% for the 10-year period.

▪	Nearly 86% of our rated Price Funds’ assets under management ended the year with an overall rating of four or five stars from Morningstar.

▪	The performance of our institutional strategies remains very competitive.

▪
We continued to expand our investment offerings in 2015 for individual and institutional investors with new equity and fixed income strategies, and the launch of new investment vehicles. We added one new equity and three new fixed income products. We also launched a new Retirement Date series for institutional investors and added an I-Share class to a number of our existing Price funds.

▪	Our client service ratings all across our distribution channels remain high and generally above industry benchmarks.
Invest in our People

▪
We continued to strengthen and build more depth in our teams by hiring highly qualified professionals around the globe. We have increased the number of investment professionals by about 9% in 2015 and added to our sales, client service, and marketing teams across the globe. Our total headcount at December 31, 2015, increased about 2% from the end of 2014 to 5,999 associates. The increase in headcount includes the impact of transitioning 210 associates to BNY Mellon in August 2015.

▪
We announced and began the steps to execute a senior leadership transition plan, with William J. Stromberg succeeding James A.C. Kennedy as president and chief executive officer, effective January 1, 2016. Mr. Stromberg also assumed the role as chairman of the Management Committee and joined the Board of Directors on that date.

▪	We hired and onboarded several new key hires, including a co-head of asset allocation, chief human resources officer, and head of technology.

Deliver and Grow Operating Results and Maintain Financial Strength

▪
In 2015, we experienced increases in assets under management, net revenues, and diluted earnings per share, while maintaining high levels of net operating income and net income from the prior year. We also returned a significant amount of cash to stockholders in the form of recurring dividends, a special dividend, and a record level of share repurchases.

24 T. ROWE PRICE GROUP

▪	Our operating results have increased significantly over the last five years. Results for 2015 in comparison to the prior two years, and in comparison to 2010, are as follows:

	Assets Under Management	Net Revenue	Net Operating Income	Operating Margin	Net Income	Diluted Earnings per Share	Cash Returned to Stockholders
	(in billions)	(in billions)	(in billions)		(in billions)		(in billions)

2015	$763.1	$4.2	$1.9	45%	$1.2	$4.63	$2.0

2014	$746.8	$4.0	$1.9	47%	$1.2	$4.55	$.9

2013	$692.4	$3.5	$1.6	47%	$1.0	$3.90	$.4

2010	$482.0	$2.4	$1.0	44%	$.7	$2.53	$.5

▪
Assets under management ended 2015 at $763.1 billion, an increase of $16.3 billion, or 2.2%, from the end of 2014, as market appreciation and net cash flows added $14.7 billion and $1.6 billion, respectively. Even though our overall organic growth continues to be a challenge, we are making progress to build out our investment capabilities and broaden our distribution reach.

▪	Our retirement date portfolios continue to grow, and now represent nearly 22% of our total assets under management.

▪	Our overall financial condition remains very strong, as we finished the year with $4.8 billion of stockholders' equity, $2.8 billion of cash and sponsored portfolio fund holdings, and no debt.

▪
We increased our annual recurring dividend for the 29th consecutive year, by almost 18%. The average increase in our annual recurring dividend has been 16% over the last 10 years. We also declared a $2.00 special dividend in the first quarter of 2015, and expended $988 million to repurchase 13.1 million shares, or 5% of our outstanding common stock, in 2015. Dividends and stock repurchases will, of course, vary from year to year depending upon our financial performance and liquidity, market conditions and other relevant factors.

Enhance our Global Capabilities and Infrastructure

▪	We continued to broaden and deepen our distribution capabilities organically, particularly outside the U.S. We opened three new offices in Europe and are encouraged with our progress to date.

▪	We continued our investment in technology to support most notably our digital and mobile capabilities, client servicing, data management, and risk management initiatives.

▪	We successfully transitioned certain administrative services, including fund accounting and portfolio recordkeeping operations, along with 210 associates to BNY Mellon on August 1st.

▪	We continued to deepen and broaden our enterprise risk management infrastructure and governance in the face of increasing regulation and business complexity.

2015 COMPENSATION DECISIONS
Compensation earned in 2015 by Mr. Kennedy, chief executive officer and president, and the other NEOs, in aggregate, was $8.7 million and $25.9 million, respectively, compared with $8.9 million and $26.5 million in 2014. The 2015 individual compensation declined or increased moderately from 2014, which we believe aligns with the financial and operational performance discussed above and reflects individual performance as discussed on page 33. Additionally, the year-over-year decline in their total compensation has been impacted by the phased reduction in equity-based grants awarded to our most senior NEOs. We are reducing equity-based grants for these NEOs in a series of steps given their significant holdings in the Company’s common stock that were built over their careers, and to allow for a greater allocation of equity-based grants to others.

PROXY STATEMENT 2015 25

A significant portion of the compensation earned by our NEOs over the last three years is performance-based, thereby ensuring that the compensation earned by our NEOs is dependent on the Company's annual and longer-term performance as well as our stock price. As such, we believe that our compensation decisions are consistent with the long-term interests of our stockholders. The structure of the compensation mix earned by our CEO and other NEOs this year, as detailed below, reflects this philosophy. Fixed pay, in the form of base salary comprises a much smaller portion of their overall compensation, and performance-based remuneration in the form of annual incentives and long-term equity awards represents the most significant portion.

The percentage mix of cash-based incentives for our NEOs, while higher than levels seen by many of our peers, is the result of an approach to equity awards that are designed to provide broad-based equity participation for our newer participants, and the tapering of equity grants to our long-service executives who have built significant holdings over their tenure with the firm.

EXECUTIVE COMPENSATION PRACTICES
At the 2015 annual meeting, our stockholders had the opportunity to cast a non-binding advisory vote on the compensation of the NEOs. Nearly 97% of the shares voted at the meeting approved the compensation paid to our NEOs. The Executive Compensation Committee welcomed this feedback and considers it supportive of our approach to base a significant portion of the compensation received by our executive officers, including our NEOs, on our long-term performance. The Executive Compensation Committee will continue to implement and maintain practices in our compensation program and related areas that reflect responsible corporate governance and compensation practices. These practices include the following:

	Practices We Use		Practices We Don't Allow
✓	We have all independent directors serve on the Executive Compensation Committee, promoting full engagement by the Board of Directors on executive compensation matters.	✗	We do not allow management directors to serve on the Executive Compensation Committee.

✓
We maintain significant stock ownership and retention requirements for our independent directors, NEOs, and other members of senior management. Our NEOs maintain stock ownership levels well in excess of requirements.
		✗	We do not allow executives or independent directors to short sell the Company stock or hedge to offset a possible decrease in the market value of Company stock held by them.

✓	We place primary emphasis on variable compensation, including long-term equity incentive compensation.	✗	We do not have severance agreements or change-in-control agreements with any of our executive officers.

✓	We award restricted stock units that are subject to a performance-based vesting threshold with a twelve-month performance period.	✗	We do not provide tax gross-up, other than in the case of certain relocation benefits, consistent with our relocation policy.

✓	We have double-trigger vesting acceleration of awards granted under our 2012 Long-Term Incentive Plan in the event we are acquired or taken over by another company.	✗	We only use employment contracts for executive officers outside the United States where basic employment terms customarily are confirmed in writing.

26 T. ROWE PRICE GROUP

	Practices We Use		Practices We Don't Allow
✓	We engage an independent compensation consultant who only provides services to the Executive Compensation Committee and has no other ties to the Company or its management.	✗	We do not pay dividends on unearned performance-based restricted stock units.

✓	We have in place a comprehensive risk management program designed to identify, evaluate, and control risks, and our compensation and stock ownership programs work within this risk management system.	✗	We prohibit, through our equity incentive plans, the repricing or exchange of equity awards without stockholder approval.

✓	We have in place for executive officers a recoupment policy for incentive compensation in the event of a material restatement of our financial results within three years of the original reporting.	✗	We do not have any supplemental retirement benefits and do not provide significant perquisites and other personal benefits to our executives officers.

Executive Compensation Philosophy and Objectives
Our NEO compensation programs are designed to satisfy two core objectives:

▪	attracting and retaining talented and highly skilled management professionals with deep experience in investments and client service; and

▪
maintaining a close commonality of interests between our management professionals and our stockholders by fostering a prudent approach to corporate performance and the control of risk in the enterprise, and linking their total compensation to our long-term success.

We strive to maintain the highest levels of performance within the investment management and financial services industries. Success in these sectors requires the leadership of experienced managers with extensive and specialized training and expertise. There is significant competition for available talent. This environment places an emphasis on retaining our current executive leadership, as well as our investment professionals and other key employees, in order to maintain our strong investment performance and develop our next generation of leaders from within the Company's ranks. We believe a focus on developing our executive leadership from within enhances our long-term stability and performance and is a significant benefit to our stockholders. Each of our NEOs is a key resource, and over many years with us they have developed as a cohesive, complementary, and effective management team. It is imperative that our NEO compensation program remains responsive to the current environment and is competitive in comparison to peer companies and other available investment oriented opportunities.

We believe that NEO compensation should be straight-forward, goal-oriented, long-term focused, transparent, and consistent with the interests of our stockholders. In addition, NEO compensation should be linked directly to our overall corporate performance and positioning, as well as our success in achieving our long-term strategic goals.

KEY ELEMENTS OF 2015 NEO COMPENSATION
Our compensation program consists primarily of three elements: base salary, annual cash incentive compensation, and long-term equity incentive awards. By design, a significant portion of the NEOs' compensation is performance-based, which ties their pay to the performance of the Company and to their individual performance. There is no pre-established formula for the allocation between cash and non-cash compensation and between short-term and long-term compensation. Instead, each year our Executive Compensation Committee (ECC) determines, in its discretion, the appropriate level and mix of short-term and long-term incentive compensation for our NEOs to reward shorter-term performance and to encourage commitment to our long-term strategic goals. The key features and purpose of the primary compensation elements are detailed in the table below.

Element	Key Features	Purpose
Salary	▪ Fixed annual cash amount. ▪ Salary paid to our most senior personnel in the U.S. has been capped at $350,000 since 2005. ▪ Mr. Alderson's salary is capped at £225,000.	▪ Intended to represent a smaller component of total compensation, so that the substantial majority of NEO compensation is dependent on performance-based annual incentives as well as long-term equity.

PROXY STATEMENT 2015 27

Element	Key Features	Purpose
Annual Incentive Cash Pool (AICP)
▪
Administered solely by the ECC.

▪
The AICP is part of the Company's overall bonus pool, in which nearly all employees participate (over 5,800 participated in 2015).

▪
The AICP sets an aggregate maximum bonus pool available to the NEOs and other executive officers that is based entirely on the financial performance of the Company.

▪
The ECC annually determines the maximum percentage of the bonus pool set by the AICP that can be awarded to each NEO.

▪
Actual amounts awarded are based on our financial performance, performance relative to annual goals and objectives, and the responsibilities, individual performance, and contributions of the NEOs.

▪
Actual amounts awarded by the ECC are typically significantly less than the maximum amount.

▪
Designed to provide structure for incentive compensation and, coupled with the use of discretion by the ECC, aligns cash compensation of the NEOs and other senior management to the annual performance of the Company.

▪
Motivates our NEOs and other senior management to achieve goals and objectives that are consistent with an overall strategy to manage the Company toward attainment of certain long-term objectives.

▪
Provides competitive compensation to attract and retain diverse high-quality talent.

▪
Permits bonuses to be deductible under Section 162(m) of the Internal Revenue Code.

Long-term Equity Incentives
▪
Represents a material portion of the NEO's total compensation.

▪
Size of grants awarded is based on the relative levels of corporate management and functional responsibility, performance relative to goals and objectives, and individual long-term contributions of the NEOs.

▪
Since 2012, includes performance-based restricted stock unit awards as well as stock options.

▪
All grants are awarded at regularly scheduled meetings of the ECC and have time-based vesting conditions at a rate of 20% per year beginning in December in the year following the year of grant.

▪
Performance-based restricted stock unit payout of 0-100% is based on an operating margin performance metric that is measured over a twelve-month period.

▪
Creates strong alignment of the financial interests of our NEOs directly to long-term performance of our Company, as measured by our relative profitability and stock price.

▪
Provides a significant incentive to our NEOs and other senior management to protect and enhance stockholder value.

▪
Motivates our NEOs and other senior management to focus on long-term performance and profitability.

▪
Performance-based restricted stock units enhance the link between compensation and performance.

▪
Provides competitive compensation to attract and retain diverse high quality talent.

Annual Incentive Compensation Pool
The Annual Incentive Compensation Pool is determined by annual performance of the Company and permits bonuses paid to our NEOs to qualify for a federal income tax deduction under Section 162(m) of the Internal Revenue Code. The maximum bonus pool under the Annual Incentive Compensation Pool is an amount equal to 6% of the first $50 million of “adjusted earnings,” plus 8% of the amount by which “adjusted earnings” exceed $50 million. Adjusted earnings is defined as income before taxes as reflected in our audited consolidated statements of income, adjusted to exclude certain extraordinary, unusual, or nonrecurring items, any charge relating to goodwill, and the effect of changes in accounting policy.

28 T. ROWE PRICE GROUP

The amounts awarded under the Annual Incentive Compensation Pool are considered to be part of the overall annual bonus program in which nearly all of the employees of the Company are eligible to participate. The size of the Company's total annual bonus pool is determined by the Executive Compensation Committee and the Management Compensation Committee and is based on the Company's financial, reputational, and operational success over time, with a focus on valuing performance that serves the needs of our clients and the best long-term interests of our stockholders. Multiple years are considered to determine relevant performance and the size of the bonus pool, which helps keep our employees focused on long-term performance for our clients and stockholders and reduces in some respects the year-to-year volatility of the aggregate pool. In addition, we also consider the Company's investment performance and service quality for clients, progress toward stated objectives relating to the Company's long-term strategies, and the need to remain competitive to retain our key personnel.

Executive Compensation Committee's Use of Discretion
In the past, the Executive Compensation Committee has exercised negative discretion to pay significantly less than the maximum amount available to the NEOs under the Annual Incentive Compensation Pool. The Committee believes that discretion is a critical feature of the Company’s executive compensation program. While the Committee uses financial and other metrics to set the maximum amount of the bonus pool and as a factor in the evaluation of the performance of our senior executives, our business is dynamic and requires us to respond rapidly to changes in market conditions and other factors outside our control that impact our financial performance. The Committee believes that a rigid, formulaic program based strictly on metrics could have unintended consequences such as encouraging executives to place undue focus on achieving specific metrics at the expense of others. In addition, formulaic compensation would not permit adjustments based on factors beyond the control of our executives as well as relative performance in relation to market conditions and less quantifiable factors such as recognition of key individual achievements. Discretion also allows the Committee to fully consider the overall performance of our executives, and it allows the Committee to maintain alignment between the bonus amounts paid to the NEOs and the bonus amounts paid to other senior personnel of the Company.

Long-Term Equity Incentives
We believe that our long-term equity compensation program is a significant factor in maintaining a strong correlation between the compensation of our top managers and professionals, including our NEOs, and the long-term interests of our clients and stockholders.

Our approach to long-term equity compensation and the use of stock options and performance-based stock awards (e.g., restricted stock or restricted stock units) has varied over the years and is adjusted to respond to market conditions and current compensation practices and objectives. We believe that stock options incentivize our NEOs to create value for our clients and stockholders over the long-term because grantees benefit from an increase in the price of our common stock. The use of performance-based stock awards has become more prevalent in recent years among many of our competitors as they offer a more stable long-term incentive for the recipient. Most recently, our program has provided each participant, including our NEOs, with awards that are roughly evenly weighted in fair value between stock options and performance-based stock awards. We may, in the future, alter our relative usage of stock options and performance-based stock awards. For our initial 2016 equity grant in February, we determined that all grants would be performance-based stock awards and no stock options were granted.

Over time, equity compensation is intended to represent a material portion of the NEO's total compensation. As mentioned, the size of equity awards is meant to be a long-term reflection of the value added by the individual with consideration given to the level of ownership the individual has accumulated over time. The size of equity awards granted may not significantly increase for an NEO from year to year and often are moderated as an NEO becomes more senior and has acquired a significant equity position. Further, the “value” of the equity grants fluctuates with market price, and the value of the individual's cash award component of total compensation varies based upon both how that individual has performed toward annual and longer-term goals and objectives, and how the Company has performed. Therefore, the ratio of the value of the senior NEO's annual equity compensation grant, relative to their total compensation, is to some degree a residual calculation influenced by the total compensation of each senior NEO.

RISK MANAGEMENT AND THE ALIGNMENT OF MANAGEMENT WITH OUR STOCKHOLDERS

In determining the structure of our executive compensation program and the appropriate levels of incentive opportunities, the Executive Compensation Committee considers whether the program rewards reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to manage risk and protect stockholder returns. While the design of our executive compensation program is primarily performance-based, we believe that it does not encourage excessive risk-taking. Ongoing and active discussions with management regarding progress on short- and long-term goals enables informed decisions while avoiding the risks that can be associated with managing short-term results to achieve pre-determined formulaic outcomes.

PROXY STATEMENT 2015 29

Our executive compensation program is designed to provide officers with appropriate incentives to create long-term value for stockholders while taking thoughtful and prudent risks to grow the value of the Company over time. We believe that our equity program as well as our stock ownership guidelines and the very significant stock ownership of our senior NEOs create important linkages between the financial interests of our executives and the long-term performance of the Company and mitigate any incentive to disregard risks in return for potential short-term gains. In addition, the Company has in place a robust risk management program designed to identify, evaluate, and control risks. Through this program, we take a company-wide view of risks and have a network of systems and oversight to ensure that risks are not viewed in isolation and are appropriately controlled and reported, including a system of reporting to the chief executive officer, the Audit Committee, and the full Board of Directors. We believe that our compensation and stock ownership programs work within this risk management system.

Process for Determining Executive Compensation
The Executive Compensation Committee has established a comprehensive process for: reviewing our executive compensation program design to ensure that our program is aligned to our philosophy and objectives, establishing goals and objectives to assess performance against, and ultimately setting compensation for the NEOs and other senior executives. The table below summarizes the actions taken by the Executive Compensation Committee throughout the year.

First Quarter	Second Quarter
▪
Discuss the Company's strategic imperatives and related goals and objectives for the year.

▪
Designate participants in AICP and set each NEO's maximum payout percentage.

▪
Approve the first half of the semi-annual equity grants, including performance-based restricted stock units.

▪
Define the performance metric and performance period for restricted stock units granted to our executive officers as part of the annual equity incentive program.

▪
Certify prior year financial results for payout of the AICP and determine whether performance thresholds on prior year restricted stock units have been met.

▪
Review our compensation governance practices.

▪
Assess progress against the Company's strategic imperatives and related goals and objectives for the year.

▪
Review the Company's current year-to-date performance, including financial, investment, and client service performance.

▪
Consider with members of the Management Compensation Committee the potential funding size of the overall annual bonus pool.

Third Quarter	Fourth Quarter
▪
Assess progress against the Company's strategic imperatives and related goals and objectives for the year.

▪
Review the Company's current year-to-date performance, including financial, investment, and client service performance.

▪
Consider with members of the Management Compensation Committee the potential funding size of the overall annual bonus pool.

▪
Approve the second half of the semi-annual equity grants, including performance-based restricted stock units.

▪
Consider stockholder and proxy advisor feedback in connection with our say-on-pay vote results.

▪
Review with management and our independent compensation consultant the external trends in both the investment management industry and more broadly, regulatory and other developments affecting executive compensation.

▪
Review peer group compensation data provided by the Management Compensation Committee and survey data provided by McLagan Partners.

▪
Evaluate the Company's performance against its goals and objectives.

▪
Evaluate executive officer performance against goals and objectives of their respective roles, with input from the chief executive officer and president for certain other executive officers.

▪
Approve the size of the Company's overall annual bonus pool and determine the annual incentive cash pool payout to each NEO and other AICP participants.

▪
Consider with the members of the Management Compensation Committee the size and parameters of the following year's equity incentive program.

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ROLE OF INDEPENDENT COMPENSATION CONSULTANT
Frederic W. Cook & Co., Inc. (Cook & Co.) serves as the Executive Compensation Committee's independent compensation consultant. The Committee benefits from Cook & Co.'s broad experience in advising compensation committees, its in-depth understanding of investor perspectives on compensation, its long experience in working with the Executive Compensation Committee, and its detailed familiarity with our compensation programs and policies and those in the financial services industry. The Committee periodically reviews its relationship with Cook & Co. and continued appointment as the Committee's independent consultant.

Cook & Co. provides the Executive Compensation Committee with information about the competitive market for senior management in the investment management and financial services industries and compensation trends across industries generally. A representative from Cook & Co. attended and made a presentation to the Executive Compensation Committee on these matters at a meeting in October 2015. Cook & Co. also provides guidance and assistance to the Executive Compensation Committee as it makes its compensation decisions, either directly to the full Executive Compensation Committee or through conversations with the Committee's chairman. Cook & Co. has not provided any services to the Company other than those it provides to the Executive Compensation Committee in its role as independent consultant. The Executive Compensation Committee has assessed the independence of Cook & Co. pursuant to SEC rules and concluded that the work performed by Cook & Co. does not raise any conflicts of interest.

Many of our key competitors are not publicly traded or are subsidiaries of larger companies. These competitors generally do not make public the compensation data of their top executive officers. The Executive Compensation Committee receives input from the chief executive officer and other senior executive officers of the Company regarding competitive compensation data, including access to information provided by McLagan Partners to assist senior management in formulating compensation programs and levels for our senior officers who are not NEOs. McLagan Partners has an extensive database on compensation for most investment management companies, including private companies for which information is not otherwise generally available. McLagan summarizes data by investment position across multiple companies without specifically identifying information for a particular company. The Management Compensation Committee, a committee made up of certain executive officers of the Company, uses the summary information from McLagan for a reasonable estimation of compensation levels in the industry for persons with specific roles relevant to our business (e.g., portfolio manager, analyst, client service manager, etc.). Relevant portions of this information are shared by management with the Executive Compensation Committee. McLagan Partners is retained by the Management Compensation Committee, not by the Executive Compensation Committee, and does not act as a compensation consultant to the Executive Compensation Committee.

COMPETITIVE POSITIONING
The Executive Compensation Committee periodically reviews competitive data regarding compensation at peer companies in the investment management industry. We do not benchmark compensation levels to fall within specific ranges compared to selected peer groups in the asset management and financial services industry. Instead, we use the information developed by management using proxy data for peer group companies and survey data provided by McLagan Partners about the competitive market for senior management to gain a general understanding of current compensation practices and to assist in the development of compensation programs and setting compensation levels for our senior executives. In this regard, the Executive Compensation Committee reviewed compensation data for a competitive group comprised of the nine asset management companies listed below:

Affiliated Managers Group, Inc.	Eaton Vance Corp.	Invesco Ltd.
AllianceBernstein L.P.	Federated Investors, Inc.	Janus Capital Group, Inc.
BlackRock, Inc.	Franklin Resources, Inc.	Legg Mason, Inc.

The companies making up the peer group listed above were selected because they are public company traditional asset managers with significant assets under management. The Executive Compensation Committee continuously reviews the composition of this peer group to analyze our executive compensation program and determine whether any changes should be made. In addition to specific information on these companies, the Executive Compensation Committee reviewed aggregated summary compensation data based on information from surveys that include some of the peer companies listed above as well as other public and non-public companies with which we compete for executive talent, including the Capital Group, Fidelity, Goldman Sachs, JPMorgan Chase, MFS, Oppenheimer, PIMCO, Putnam, Vanguard, Wellington, and Western Asset Management.

In light of our overall performance in 2015, the Committee believes that the compensation paid to our chief executive officer and president and other NEOs is reasonable in relation to the compensation paid by our peer companies both on an absolute basis and in comparison to relevant financial performance metrics.

PROXY STATEMENT 2015 31

2015 Compensation Decisions

Given our shared and collaborative leadership structure, the Committee considered when setting the compensation in 2015 the collective contribution of the NEOs to the Company's strategic imperatives as highlighted in the executive summary to this CD&A as well as their contributions to the related annual goals and objectives described below. The Committee considered each NEO's individual contributions to the achievement of these and longer-term goals and objectives of the Company and the NEO's individual performance related to their functional responsibilities. The Executive Compensation Committee also looked to maintain reasonable alignment between the compensation of the NEOs and other senior personnel in order to retain talent and maintain an internally consistent compensation environment.

BASE SALARY
Each of our NEOs based in the U.S. was paid a base salary of $350,000 for 2015. This level of base salary is consistent with the base salary paid to our most senior personnel and has not changed since 2005. Mr. Alderson is based in the U.K. and was paid a base salary of £225,000 in 2015.

INCENTIVE COMPENSATION
At the beginning of each year, the Executive Compensation Committee identifies goals and objectives for the NEOs and other senior management for the upcoming year. Performance relative to these goals guides our cash and equity incentive programs. Some of the objectives are relatively consistent from year-to-year, while others will vary depending upon the initiatives that will be undertaken in that year. Accordingly, some of the goals are longer term in nature and others are specifically focused on annual or other short-term objectives. All are designed to promote a team-oriented structure that operates in the best interests of clients, associates, and stockholders. Taking into account the unique challenges of an investment management firm, goals and objectives are intended to optimize management's effectiveness in managing factors within its control, while positioning the Company to successfully navigate market volatility and other external factors beyond management's control.

Long-term goals that apply every year include the objective to recruit, develop, and retain diverse associates of the highest quality while creating an environment of collaboration among employees and appropriately rewarding individual achievements and initiatives. This focus on our associates is intended to create a combination of talent, culture, and processes that will allow us to achieve superior investment results, market our products effectively, and deliver superior service on a global basis. Specific goals and objectives established for 2015, and against which performance of our NEOs was judged at year-end, consisted of the following:

Perform for our Clients

▪	Sustain strong long-term investment results of our mutual funds and institutional strategies.

▪	Expand and enhance our strategic investment capabilities and products, while managing capacity.

▪	Maintain our reputation for integrity, as well as our positive brand image and competitive name awareness.

Invest in our People

▪	Attract, develop, and retain top senior leadership and investment talent, and plan for management succession.

▪	Continue to develop human talent capabilities, attract and retain a collaborative and diverse workforce, and enhance internal communications.

Deliver and Grow Operating Results and Maintain Financial Strength

▪
Manage our financial position and financial performance to protect and benefit our clients, associates, and stockholders, striking a balance between short-term financial results and the need to continuously invest in long-term capabilities.

Enhance our Global Capabilities and Infrastructure

▪	Ensure that our core investment processes and capabilities continue to evolve to be successful on a larger scale.

▪	Sustain and enhance our diversified distribution strategy and capabilities to support long-term organic growth.

▪	Continue to make investments to enhance our organizational, systems, and risk management capabilities to effectively manage the increasing scope and complexity of our business in a global context.

32 T. ROWE PRICE GROUP

In assessing the performance of our NEOs during 2015, the Executive Compensation Committee considered the performance against these objectives, as highlighted in the executive summary to this compensation discussion and analysis on page 23, and their individual performance, as outlined below.

Individual Performance Considerations
In addition to the Company's performance highlighted in the executive summary on page 23, the Executive Compensation Committee considered the following individual contributions when setting 2015 compensation for each of the NEOs.

Name	ECC Considerations
James A.C. Kennedy
▪
Leadership, responsibility, and performance as our chief executive officer and president.

▪
Leadership, responsibility, and performance as chairman of our Management Committee and Management Compensation Committee.

▪
Contributions to the transition of his responsibilities as chief executive officer and president to William J. Stromberg.

▪
Responsibility for the hiring and onboarding of the new chief human resources officer.

Chief Executive Officer and President
Kenneth V. Moreland
▪
Leadership, responsibility, and performance as chief financial officer and treasurer, including his direct responsibility as chair of the Finance Committee and for all of our reporting and financial management matters.

▪
Contributions in working with our business units to improve efficiency.

▪
Responsibility for other business management operations of the Company, including enterprise risk and facilities management functions.

Chief Financial Officer and Treasurer
William J. Stromberg
▪
Leadership, responsibility, and performance as head of global equity and global equity research.

▪
Strong leadership in expanding the Company’s global equity investment capabilities.

▪
Led the transition of his U.S. Equity responsibilities to Eric Veiel, former director of research.

▪
Strong investment performance results relative to industry benchmarks and competitors.

▪
Contributions to his transition into the role of president and chief executive officer.

Head of Equity
Brian C. Rogers
▪
Leadership, responsibility, and performance as chair of the Price Group Board.

▪
Performance as chief investment officer, including the broad-based investment leadership he provides to the Investment Division.

▪
Performance as portfolio manager of the Equity Income Fund.

▪
Led the transition of his portfolio manager responsibilities of the Equity Income Fund to John Linehan; retired leading the investment strategy on October 31, 2015 after 30 years.

Chairman and Chief Investment Officer
Christopher D. Alderson
▪
Leadership, responsibility, and performance as head of International Equity.

▪
Strong investment performance results of our International Equity portfolio relative to industry benchmarks and competitors.

▪
Continued to support and strengthen his investment team by adding investment professionals and building investment capabilities around the globe.

Head of International Equity

Annual Incentive Compensation
The AICP for 2015 was $159.2 million, which was flat compared to 2014. The Executive Compensation Committee approved at the beginning of the year for each of the NEOs and certain other executive officers of the Company the maximum percentage of the AICP that could be paid to each of them. The percentages assigned, like in prior years, reflect an expectation of relative

PROXY STATEMENT 2015 33

participation in the pool by the NEOs and certain other executive officers largely due to their respective roles and contribution to the Company rather than a prediction of the likely amount that ultimately will be awarded.

The table below sets forth the maximum payout (in millions) based on the total bonus pool and bonus determinations (in millions) made by the Executive Compensation Committee for our NEOs for the years 2015 and 2014.

Name	Maximum Payout Based on Total Pool	2015 Payout	2014 Payout	Percentage Change over 2014 Payout
James A.C. Kennedy	$27.1	$7.2	$7.0	3%
Kenneth V. Moreland	$11.1	$.9	$.9	—%
William J. Stromberg	$25.5	$6.6	$6.1	8%
Brian C. Rogers	$27.1	$6.3	$6.7	(6)%
Christopher D. Alderson	$23.9	$5.7	n/a	n/a

The Executive Compensation Committee does not use a formulaic approach in determining the maximum percentage of the pool that can be paid out or the actual amount paid to each of the NEOs. In this regard, the Executive Compensation Committee considered it likely that it would exercise negative discretion consistent with past practice to pay significantly less than the maximum amount to the NEOs. Among other things, exercising such negative discretion allows the Company to spread more of the total available annual bonus pool monies to a broader group of contributors within the Company, and maintains alignment between the bonus amounts paid to the NEOs and the bonus amounts paid to other senior personnel of the Company. The Executive Compensation Committee has the power to authorize additional incentive compensation or bonuses outside the AICP, but did not do so in 2015.

Historically, the Executive Compensation Committee has allocated at the beginning of each year 100% of the total pool to the NEOs and other executive officers participating in the AICP. In 2016, the Committee elected not to allocate the full amount of the AICP to our chief executive officer and president and other executive officers and, accordingly, a portion of the pool will not be available for bonus allocations.

Equity Incentive Compensation
The Executive Compensation Committee recommended to the Board of Directors and the full Board approved the granting of equity awards to employees, including our NEOs, at regularly scheduled committee meetings held in February 2015 and September 2015. The NEOs were granted the following as part of our annual equity incentive program.

Name	Options	Performance-Based Restricted Stock Units
James A.C. Kennedy	12,811	11,550
Kenneth V. Moreland	11,642	3,450
William J. Stromberg	35,436	10,500
Brian C. Rogers	12,811	11,550
Christopher D. Alderson	40,499	12,000
Total Granted to NEOs	113,199	49,050

The NEOs’ grants represent 3% of the total equity awards we awarded to our employees in 2015 under our annual equity incentive program. The NEOs' grants over the last five years have represented on average 5% of the total equity awards we granted in each year. Accordingly, the vast majority of all equity awards have been granted to employees other than our NEOs, reflecting the broad-based nature of the program and our objective to use equity incentives to align the compensation of a significant portion of our senior management and professionals to the long-term success of our stockholders. The Executive Compensation Committee limits the size of grants to the NEOs relative to that of other senior leaders and professionals in the Company to facilitate a broader participation in the program and support the Company's highly collaborative culture.

In 2015, we continued a phased reduction in the current year equity grants made to certain of our NEOs. These NEOs maintain significant holdings in the Company's common stock that were built over their careers, and tapering these grants enables the Company to distribute more equity incentives to other associates.

Each of the stock options granted to our NEOs vest at a rate of 20% per year beginning in the second week of December in the year following the year of grant. Similarly, the restricted stock units' eligible to be earned by the NEO after the twelve-month performance period has lapsed vest over the same period as stock options.

34 T. ROWE PRICE GROUP

Performance-Based Restricted Stock Units - Performance Thresholds
Similar to prior years, the performance thresholds established by the Executive Compensation Committee for the performance-based restricted stock units granted in 2015 to our NEOs were based on the Company's operating margin for the performance period compared to the average operating margin of a designated group of public company peers (Industry Average Margin) that was comprised of: Affiliated Managers Group, Inc., AllianceBernstein L.P., BlackRock, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Invesco Ltd., Janus Capital Group, Inc., and Legg Mason, Inc. This is the same peer group listed above that is used in evaluating the competitive positioning of our compensation program. The Executive Compensation Committee selected operating margin because it is a key indicator of profitability and relative financial performance in the asset management industry. Operating margin was determined by dividing net operating income by total revenues for the performance period, as reported in the consolidated financial statements filed with the SEC or, if such financial statements are not available for a peer company at the time of determination, as otherwise disclosed in a press release by such peer company; in each case net operating income is adjusted to exclude the effects of goodwill impairment, the cumulative effect of changes in accounting policies or principles, and gains or losses from discontinued operations, as each is reflected on the face of or in the notes to the relevant financial statements.

The following table sets forth the performance thresholds and related percentage of restricted stock units eligible to be earned that were established by the Executive Compensation Committee for the 2015 awards.

TROW Operating Margin as Percent of Industry Average Margin	>=100%	90%-99%	80%-89%	70%-79%	60%-69%	50%-59%	< 50%

Amount of Restricted Stock Units Eligible to be Earned[1]	100%	90%	80%	70%	60%	50%	0%

[1]	Performance-based awards that are eligible to be earned are also subject to the standard time-based vesting schedule for 2015 awards granted under our annual award program.

As detailed in the table below, the NEOs earned the full number of eligible restricted stock units in 2015 that were granted in September 2014 and February 2015.

Grant Date	Performance Period	TROW Operating Margin as Percent of Industry Average Margin	Amount Earned and Subject to Standard Vesting Schedule
September, 2014	July 1, 2014 to June 30, 2015	Greater than 100%	100% granted
February, 2015	January 1, 2015 to December 31, 2015	Greater than 100%	100% granted
September, 2015	July 1, 2015 to June 30, 2016	Indeterminable at this time

Other Compensation Policies and Practices

DEFINED CONTRIBUTION PLAN
Our U.S. retirement program provides retirement benefits based on the investment performance of each participant's account. For 2015, we contributed $140,000 to this program for our U.S. based NEOs as a group. We provide this program to our NEOs and to all U.S. employees in order to assist them in their retirement planning. The contribution amounts are based on plan formulas that apply to all employees, including the NEOs. Mr. Alderson is located in the U.K. and we pay him cash in lieu of a contribution to the U.K. pension program as a result of a Fixed Protection election made with the U.K. tax authorities which required him to opt out of the U.K. pension program. In 2015, we paid him $36,690, which is based on the contribution formula in the program and is equal to the amount he would have received had he stayed in the program.

PERQUISITES AND OTHER PERSONAL BENEFITS
We do not provide significant perquisites and other personal benefits to our executive officers. We make available to all senior officers, including the NEOs, programs related to executive health benefits and parking. We also cover certain costs associated with the NEOs' spouses' participation in events held in connection with the annual Price Group and Price Funds joint Board of Directors meeting as well as other business-related functions. Mr. Alderson also gets, along with other senior personnel outside the United States, a minor travel insurance allowance.

PROXY STATEMENT 2015 35

SUPPLEMENTAL SAVINGS PLAN
On January 1, 2015, the Supplemental Savings Plan adopted by the Executive Compensation Committee in 2014 became effective. The Supplemental Savings Plan provides certain senior officers, including the NEOs, the opportunity to defer receipt of up to 100% of their cash incentive compensation earned for a respective calendar year during which services are provided. The amounts deferred are adjusted in accordance with the hypothetical investments chosen by the officer from a list of mutual funds. The officer can defer these amounts for a period of two to 15 years post-retirement. For 2015, Mr. Moreland and Mr. Stromberg elected to defer $450,000 and $380,800, respectively, of their AICP payout. See our Non-Qualified Deferred Compensation Table on page 46 for more information.

POST-EMPLOYMENT PAYMENTS
We have not entered into severance or other post-employment agreements with any of our NEOs. Consequently, we generally do not have any commitments to make post-employment payments to them. All agreements for stock option and stock awards granted to employees from our stock plans prior to February 2012 include provisions that may accelerate the vesting of outstanding equity awards upon the grantee's death or in connection with a change in control of Price Group or, at the administrator's discretion, upon disability of the grantee. We changed these acceleration provisions for stock options and stock awards granted on and after February 23, 2012, in the following ways. We aligned the treatment of the awards in the event of a grantee's death or termination of employment due to total disability so that vesting acceleration will occur in both events. We clarified our definition of change in control so that any acceleration of vesting is contingent upon the actual consummation of the change-in-control transaction, not merely its approval by our Board of Directors or stockholders. In addition, we provided for “double-trigger” vesting acceleration in the event the equity incentive awards are not terminated as part of the change-in-control transaction. This means that in such a circumstance, accelerated vesting only occurs if, at the time of or within 18 months after the change-in-control transaction, a participant's employment is terminated involuntarily without cause or the participant resigns with good reason (generally requiring a material diminution in authority or duties, material reduction in compensation, or relocation by a substantial distance). If the acquiring entity requires that we terminate outstanding equity incentive awards as part of the change-in-control transaction, vesting also will accelerate and award holders will be given an opportunity to exercise outstanding stock options before such termination. The Executive Compensation Committee can modify or rescind these provisions, or adopt other acceleration provisions. See our Potential Payments on Termination or Change in Control on page 46 for further details.

RECOUPMENT POLICY
Our Board of Directors has adopted a Policy for Recoupment of Incentive Compensation for executive officers of the Company. This policy provides that in the event of a determination of a need for a material restatement of the Company's financial results within three years of the original reporting, the Board will review the facts and circumstances that led to the requirement for the restatement and will take actions it deems necessary and appropriate. The Board will consider whether any executive officer received incentive compensation, including equity awards, based on the original financial statements that in fact was not warranted based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement. The actions the Board could elect to take against a particular executive officer include: the recoupment of all or part of any bonus or other incentive compensation paid to the executive officer, including recoupment in whole or in part of equity awards; disciplinary actions, up to and including termination; and/or the pursuit of other available remedies, at the Board's discretion. The Board intends to update the Recoupment Policy as needed when the SEC adopts new regulations as required by the Dodd-Frank Act relating to recoupment policies generally.

STOCK OWNERSHIP GUIDELINES
We have a stock ownership policy for our executive officers. This policy provides that our NEOs and our other executive officers are expected to reach levels of ownership determined as a stated multiple of an executive's base salary within five years from the date when the executive assumed his or her position. The stated ownership multiples are 10 times base salary for the president, chairman, and vice chairman, five times base salary for other members of our Management Committee, and three times base salary for the remaining executive officers. Once the executive officer reaches the ownership target, the number of shares needed to reach the level is expected to be retained. All of our NEOs ownership levels are substantially above the required target.

36 T. ROWE PRICE GROUP

TAX DEDUCTIBILITY OF COMPENSATION
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation's chief executive officer and to the three most highly compensated executive officers other than the chief financial officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if certain requirements are met. The Executive Compensation Committee considers the impact of Section 162(m) when designing the Company's executive compensation programs and has structured the Annual Incentive Compensation Pool and the 2012 Long-Term Incentive Plan so that awards may be granted under these plans in a manner that complies with the requirements imposed by Section 162(m). However, tax deductibility is not the sole factor used by the Executive Compensation Committee in setting compensation. Corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, the Executive Compensation Committee may make payments or awards that are not deductible under Section 162(m) if the Executive Compensation Committee determines that such non-deductible payments or awards are otherwise in the best interests of the Company and our stockholders. All 2015 compensation awarded to our NEOs is deductible under Section 162(m).

ACCOUNTING FOR STOCK-BASED COMPENSATION
We account for stock-based compensation in accordance with generally accepted accounting principles. Pursuant to the guidance, stock-based compensation expense is measured on the grant date based on the fair value of the award. We recognize stock-based compensation expense ratably over the requisite service period of each award.

Report of the Executive Compensation Committee
As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 23 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement and in the Company's Annual Report on Form 10-K for the year ended 2015.

Robert F. MacLellan, Chairman
Mark S. Bartlett
Mary K. Bush
H. Lawrence Culp, Jr.
Donald B. Hebb, Jr.
Dr. Freeman A. Hrabowski, III
Olympia J. Snowe
Dr. Alfred Sommer
Dwight S. Taylor
Anne Marie Whittemore
Alan D. Wilson

PROXY STATEMENT 2015 37

Compensation of Named Executive Officers

SUMMARY COMPENSATION TABLE [1]
The following table summarizes the total compensation of our NEOs, who are the chief executive officer, the chief financial officer, and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Stock Awards[4]	Option Awards[5]	Non-Equity Incentive Plan Compensation[6]	All Other Compensation[7]	Total
James A.C. Kennedy[2]	2015	$350,000	$864,314	$256,231	$7,200,000	$77,704	$8,748,249
Chief Executive Officer and President	2014	$350,000	$781,223	$689,575	$7,000,000	$81,350	$8,902,148
	2013	$350,000	$827,810	$754,085	$6,500,000	$70,022	$8,501,917

Kenneth V. Moreland	2015	$350,000	$265,460	$200,290	$900,000	$80,412	$1,796,162
Chief Financial Officer and Treasurer	2014	$350,000	$276,500	$243,122	$900,000	$78,194	$1,847,816
	2013	$350,000	$258,210	$235,704	$775,000	$72,150	$1,691,064

William J. Stromberg	2015	$350,000	$807,923	$609,650	$6,600,000	$79,700	$8,447,273
Head of Equity	2014	$350,000	$841,523	$739,935	$6,100,000	$79,301	$8,110,759
	2013	$350,000	$860,700	$785,680	$5,600,000	$71,991	$7,668,371

Brian C. Rogers	2015	$350,000	$864,314	$256,231	$6,300,000	$77,684	$7,848,229
Chairman and Chief Investment Officer	2014	$350,000	$781,223	$689,575	$6,700,000	$77,080	$8,597,878
	2013	$350,000	$827,810	$754,085	$6,650,000	$69,004	$8,650,899

Christopher D. Alderson[3]	2015	$343,970	$923,340	$696,762	$5,732,835	$65,405	$7,762,312
Head of International Equity

[1]	Includes only those columns relating to compensation awarded to, earned by, or paid to the NEOs in 2015, 2014, and 2013. All other columns have been omitted.

[2]
The 2015 amounts include $345,725 in Stock Awards and $113,882 in Option Awards that will never vest because they will forfeit under the terms of the grant agreements upon Mr. Kennedy's retirement in March 2016.

[3]
Cash amounts received by Mr. Alderson pursuant to his employment agreement are paid in British pounds. In calculating the U.S. equivalent for amounts that are not denominated in U.S. dollars, the Company converts each payment to Mr. Alderson into U.S. dollars based on an average daily exchange rate during the applicable year. The average exchange rate for 2015 was 1.5288 U.S. dollars per British pound. We have excluded Mr. Alderson's compensation for 2013 and 2014 as he was not a named executive officer in those years.

[4]
Represents the full grant date fair value of performance-based restricted stock units granted. The fair value was computed using the market price per share of T. Rowe Price common stock on the date of grant multiplied by the target number of units, as this was considered the probable outcome. See the Grants of Plan-Based Awards Table for the target number of units for 2015.

[5]
Represents the full grant date fair value computed using the Black-Scholes option-pricing model. A description of the assumptions used for volatility, risk-free interest rate, dividend yield, and expected life in the option-pricing model is included in the Significant Accounting Policies for Stock-Based Compensation on page 43 of the 2015 Annual Report to Stockholders. The Board declared and paid a special dividend in February and April 2015, respectively, and in accordance with the anti-dilution provisions of our long-term incentive plans, the number of stock options outstanding, including those held by our NEOs, as of the special dividend's ex-dividend date and their exercise price were adjusted to neutralize the effect of the special dividend. The adjustment resulted in no incremental fair value.

[6]
Represents cash amounts awarded by the Executive Compensation Committee and paid to NEOs under the 2015 Annual Incentive Compensation Pool. See our Compensation Discussion and Analysis and the Grants of Plan-Based Awards Table for more details regarding workings of this plan. The 2015 amounts include amounts deferred by Messrs. Moreland and Stromberg under our Supplemental Savings Plan. See the Nonqualified Deferred Compensation Table for further details.

PROXY STATEMENT 2015 38

[7]	The following types of compensation are included in the "All Other Compensation" column for 2015:

Name	Contributions to Retirement Program	Retirement Program Limit Bonus [a]	Matching Contributions to Stock Purchase Plan [b]	Matching Gifts to Charitable Organizations [c]	Perquisites and Other Personal Benefits [d]	Total
James A.C. Kennedy	$35,000	$4,871	$—	$25,000	$12,833	$77,704
Kenneth V. Moreland	$35,000	$4,871	$4,000	$25,000	$11,541	$80,412
William J. Stromberg	$35,000	$4,871	$1,750	$25,000	$13,079	$79,700
Brian C. Rogers	$35,000	$4,871	$—	$25,000	$12,813	$77,684
Christopher D. Alderson	$—	$36,690	$3,715	$25,000	$—	$65,405

[a]
Cash compensation for the amount calculated under the U.S. Retirement Program that could not be credited to their retirement accounts in 2015 due to the contribution limits imposed under Section 415 of the Internal Revenue Code. For Mr. Alderson, the amount represents cash paid in lieu of a contribution to the U.K. pension program as result of a Fixed Protection election he made with the U.K. tax authorities which required him to opt out of the U.K. pension program. The amount is based on the contribution formula in the pension program and is equal to the amount he would have received had he stayed in the pension program.

[b]	Matching contributions paid under our Employee Stock Purchase Plan offered to all employees of Price Group and its subsidiaries.

[c]
NEOs, directors, and all employees of Price Group and its subsidiaries are eligible to have personal gifts up to an annual limit to qualified charitable organizations matched by our sponsored T. Rowe Price Foundation, in the case of U.S. employees and Price Group in the case of employees outside the U.S. For 2015, all of the NEOs were eligible to have up to $25,000 matched.

[d]
Costs incurred by Price Group under programs available to all senior officers, including the NEO's, for executive health benefits and parking, as well as certain costs covered by Price Group relating to certain travel upgrades and spousal participation in events held in connection with the Price Group and Price Funds annual joint Board of Directors meeting as well as other business-related functions.

2015 GRANTS OF PLAN-BASED AWARDS TABLE [1]
The following table provides information concerning each plan-based award granted in 2015 to the executive officers named in the Summary Compensation Table and other information regarding their grants.

	Grant Date		Date of Executive Compensation Committee Meeting at which Grant was Approved	Estimated Possible Payouts under Non-Equity Incentive Plan Awards [2]		Estimated Possible Payouts under Equity Incentive Plan Awards		Number of Securities Underlying Options	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards [3]
Name				Threshold ($)	Maximum ($)	Target (#)	Maximum (#)
James A.C. Kennedy	2/18/2015	[2]		$—	$27,062,640
	2/19/2015	[4]	2/18/2015			3,750	3,750			$311,138
	2/19/2015	[5]	2/18/2015					12,811	$80.95	$256,231
	9/10/2015	[4]	9/9/2015			7,800	7,800			$553,176
Kenneth V. Moreland	2/18/2015	[2]		$—	$11,143,440
	2/19/2015	[4]	2/18/2015			1,725	1,725			$143,123
	2/19/2015	[5]	2/18/2015					5,892	$80.95	$117,847
	9/10/2015	[4]	9/9/2015			1,725	1,725			$122,337
	9/10/2015	[5]	9/9/2015					5,750	$70.92	$82,443
William J. Stromberg	2/18/2015	[2]		$—	$25,470,720
	2/19/2015	[4]	2/18/2015			5,250	5,250			$435,593
	2/19/2015	[5]	2/18/2015					17,936	$80.95	$358,735
	9/10/2015	[4]	9/9/2015			5,250	5,250			$372,330
	9/10/2015	[5]	9/9/2015					17,500	$70.92	$250,915
Brian C. Rogers	2/18/2015	[2]		$—	$27,062,640
	2/19/2015	[4]	2/18/2015			3,750	3,750			$311,138
	2/19/2015	[5]	2/18/2015					12,811	$80.95	$256,231
	9/10/2015	[4]	9/9/2015			7,800	7,800			$553,176

PROXY STATEMENT 2015 39

	Grant Date		Date of Executive Compensation Committee Meeting at which Grant was Approved	Estimated Possible Payouts under Non-Equity Incentive Plan Awards [2]		Estimated Possible Payouts under Equity Incentive Plan Awards		Number of Securities Underlying Options	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards [3]
Name				Threshold ($)	Maximum ($)	Target (#)	Maximum (#)
Christopher D. Alderson	2/18/2015	[2]		$—	$23,878,800
	2/19/2015	[4]	2/18/2015			6,000	6,000			$497,820
	2/19/2015	[5]	2/18/2015					20,499	$80.95	$410,002
	9/10/2015	[4]	9/9/2015			6,000	6,000			$425,520
	9/10/2015	[5]	9/9/2015					20,000	$70.92	$286,760

[1]	Includes only those columns relating to plan-based awards granted during 2015. All other columns have been omitted.

[2]
The maximum represents the highest possible amount that could have been paid to each of these individuals under the 2015 Annual Incentive Compensation Pool based on our 2015 audited financial statements. The Executive Compensation Committee has discretion to award no bonus under this program, or to award up to the maximum bonus. As a result, there is no minimum amount payable even if performance goals are met. For 2015, the Executive Compensation Committee awarded significantly less than the maximum amount to the NEOs and the actual amount awarded has been disclosed in the Summary Compensation Table on page 38 under “Non-Equity Incentive Plan Compensation.” See our Compensation Discussion and Analysis for additional information regarding the Annual Incentive Compensation Pool.

[3]
Represents the grant date fair value of the performance-based restricted stock units and stock options granted in 2015. The grant date fair value of the performance-based restricted stock units was measured using the market price per share of T. Rowe Price common stock on the date of grant multiplied by the target number of units noted in the table, as this was considered the probable outcome. The grant date fair value for stock options granted in 2015 was estimated using the Black-Scholes option-pricing model. A description of the assumptions used for volatility, risk-free interest rate, dividend yield, and expected life in the option-pricing model is included in Significant Accounting Policies for Stock-Based Compensation on page 43 of the 2015 Annual Report to Stockholders.

[4]
Represents performance-based restricted stock units granted as part of the Company's annual equity incentive program from its 2012 Long-Term Incentive Plan (2012 Plan). These performance-based restricted stock units are subject to a performance-based vesting threshold with a twelve-month performance period. The performance period for the February 2015 grant ran from January 1, 2015 to December 31, 2015, and the performance period for the September 2015 grant runs from July 1, 2015 to June 30, 2016. For each grant, the target payout represents the number of restricted stock units to be earned by the NEO if the Company's operating margin for the performance period is at least 100% of the average operating margin of a designated peer group. The Company's operating margin performance below this target threshold results in forfeiture of some or all of the restricted stock units. The number of restricted stock units earned by the NEO following the performance period is also subject to time-based vesting before they are settled in shares of our common stock. Vesting occurs 20% on each of 12/09/2016, 12/08/2017, 12/10/2018, 12/10/2019, and 12/10/2020. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. Dividends on these performance-based restricted stock units are accrued during the performance period and are only paid on those units earned. Additional information related to these performance-based restricted stock units, including a listing of companies in the designated peer group, are included in our Compensation Discussion and Analysis beginning on page 23.

[5]
Represent stock options granted as part of the Company's annual equity incentive program from its 2012 Plan. Vesting of these stock options is time-based and occurs at a rate of 20% per year on 12/09/2016, 12/08/2017, 12/10/2018, 12/10/2019, and 12/10/2020. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. The number of securities underlying stock options granted in February 2015 and their respective exercise price per share reflect the adjustment made to neutralize the effect of the special dividend declared and paid by the Company in February and April, 2015, respectively, pursuant to the anti-dilution provisions of the 2012 Plan. The adjustment was made on April 7, 2015, the ex-dividend date of the special dividend, to all outstanding stock options and resulted in an increase in the number of stock options outstanding but no incremental compensation expense. All fractional shares resulting from this adjustment were eliminated.

OUTSTANDING EQUITY AWARDS TABLE AT DECEMBER 31, 2015 [1]
The following table shows information concerning equity incentive awards outstanding at December 31, 2015, for each NEO. The number of stock options held by all grantees and their respective exercise price per share were adjusted to neutralize the effect of the special dividend declared and paid by the Company in February and April, 2015, respectively, pursuant to the anti-dilution provisions of the Company's 2001 and 2004 Stock Incentive Plans and the 2012 Long-Term Incentive Plan. An adjustment was made to all stock options held on April 7, 2015, the ex-dividend date of the special dividend, to all outstanding stock options and resulted in an increase in the number of stock options outstanding but no incremental compensation expense. All fractional shares created by the adjustment were eliminated.

40 T. ROWE PRICE GROUP

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
James A.C. Kennedy	102,057			$48.051	9/6/2017
	102,293			$54.833	9/4/2018
	48,363			$26.389	2/12/2019
	51,921			$43.373	9/10/2019
	49,949			$47.647	2/18/2020
	52,048			$45.793	9/8/2020
	41,639	10,409	[2]	$67.561	2/17/2021
	41,638	10,410	[2]	$48.560	9/8/2021
	15,614	10,409	[3]	$59.069	2/23/2022
	14,052	9,369	[3]	$60.798	9/6/2022
	9,224	13,836	[4]	$69.671	2/21/2023
	6,559	9,840	[4]	$70.285	9/10/2023
	3,587	14,349	[5]	$77.944	2/19/2024
	3,074	12,300	[5]	$78.442	9/9/2024
	—	12,811	[6]	$80.949	2/19/2025
						3,000	[7]	214,470	[7]
						2,700	[8]	193,023	[8]
						4,050	[9]	289,535	[9]
						2,880	[10]	205,891	[10]
						4,200	[11]	300,258	[11]
						3,600	[12]	257,364	[12]
										3,750	[13]	268,088	[13]
										7,800	[14]	557,622	[14]
Kenneth V. Moreland	41,637			$44.372	11/1/2016
	41,637			$48.051	9/6/2017
	36,432			$54.833	9/4/2018
	18,735			$26.389	2/12/2019
	18,736			$43.373	9/10/2019
	14,572			$47.647	2/18/2020
	14,572			$45.793	9/8/2020
	10,409	2,602	[2]	$67.561	2/17/2021
	10,408	2,603	[2]	$48.560	9/8/2021
	3,903	2,601	[3]	$59.069	2/23/2022
	3,903	2,601	[3]	$60.798	9/6/2022
	2,459	3,689	[4]	$69.671	2/21/2023
	2,459	3,689	[4]	$70.285	9/10/2023
	1,178	4,714	[5]	$77.944	2/19/2024
	1,178	4,715	[5]	$78.442	9/9/2024
	—	5,892	[6]	$80.949	2/19/2025

PROXY STATEMENT 2015 41

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Kenneth V. Moreland	—	5,750	[6]	$70.920	9/10/2025
						750	[7]	$53,618	[7]
						750	[8]	$53,618	[8]
						1,080	[9]	$77,209	[9]
						1,080	[10]	$77,209	[10]
						1,380	[11]	$98,656	[11]
						1,380	[12]	$98,656	[12]
										1,725	[13]	$123,320	[13]
										1,725	[14]	$123,320	[14]
William J. Stromberg	91,883			$54.833	9/4/2018
	48,363			$26.389	2/12/2019
	51,921			$43.373	9/10/2019
	44,744			$47.647	2/18/2020
	46,843			$45.793	9/8/2020
	35,392	8,848	[2]	$67.561	2/17/2021
	35,392	8,849	[2]	$48.560	9/8/2021
	13,272	8,847	[3]	$59.069	2/23/2022
	12,491	8,328	[3]	$60.798	9/6/2022
	8,199	12,299	[4]	$69.671	2/21/2023
	8,199	12,300	[4]	$70.285	9/10/2023
	3,587	14,349	[5]	$77.944	2/19/2024
	3,587	14,349	[5]	$78.442	9/9/2024
	—	17,936	[6]	$80.949	2/19/2025
	—	17,500	[6]	$70.920	9/10/2025
						2,550	[7]	$182,300	[7]
						2,400	[8]	$171,576	[8]
						3,600	[9]	$257,364	[9]
						3,600	[10]	$257,364	[10]
						4,200	[11]	$300,258	[11]
						4,200	[12]	$300,258	[12]
										5,250	[13]	$375,323	[13]
										5,250	[14]	$375,323	[14]
Brian C. Rogers	101,728			$44.372	11/1/2016
	102,057			$48.051	9/6/2017
	102,293			$54.833	9/4/2018
	51,921			$43.373	9/10/2019
	49,949			$47.647	2/18/2020
	52,048			$45.793	9/8/2020
	41,639	10,409	[2]	$67.561	2/17/2021

42 T. ROWE PRICE GROUP

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Brian C. Rogers	41,638	10,410	[2]	$48.560	9/8/2021
	15,614	10,409	[3]	$59.069	2/23/2022
	14,052	9,369	[3]	$60.798	9/6/2022
	9,224	13,836	[4]	$69.671	2/21/2023
	6,559	9,840	[4]	$70.285	9/10/2023
	3,587	14,349	[5]	$77.944	2/19/2024
	3,074	12,300	[5]	$78.442	9/9/2024
	—	12,811	[6]	$80.949	2/19/2025
						3,000	[7]	214,470	[7]
						2,700	[8]	193,023	[8]
						4,050	[9]	289,535	[9]
						2,880	[10]	205,891	[10]
						4,200	[11]	300,258	[11]
						3,600	[12]	257,364	[12]
										3,750	[13]	268,088	[13]
										7,800	[14]	557,622	[14]
Christopher D. Alderson	76,783			$44.372	11/1/2016
	72,867			$48.051	9/6/2017
	83,278			$54.833	9/4/2018
	49,966			$26.389	2/12/2019
	49,966			$43.373	9/10/2019
	41,639			$47.647	2/18/2020
	41,639			$45.793	9/8/2020
	689			$70.330	2/17/2021
	32,593	8,328	[2]	$67.561	2/17/2021
	33,311	8,328	[2]	$48.560	9/8/2021
	12,491	8,328	[3]	$59.069	2/23/2022
	12,491	8,328	[3]	$60.798	9/6/2022
	8,199	12,300	[4]	$69.671	2/21/2023
	8,199	12,300	[4]	$70.285	9/10/2023
	4,099	16,400	[5]	$77.944	2/19/2024
	4,099	16,400	[5]	$78.442	9/9/2024
	—	20,499	[6]	$80.949	2/19/2025
	—	20,000	[6]	$70.920	9/10/2025
						2,400	[7]	171,576	[7]
						2,400	[8]	171,576	[8]
						3,600	[9]	257,364	[9]
						3,600	[10]	257,364	[10]

PROXY STATEMENT 2015 43

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Christopher D. Alderson					4,800	[11]	343,152	[11]
					4,800	[12]	343,152	[12]
									6,000	[13]	428,940	[13]
									6,000	[14]	428,940	[14]

[1]	Includes only those columns that related to outstanding equity awards at 2015. All other columns have been omitted.

[2]	Vests in full on 11/01/2016.

[3]
Vesting occurs 50% on each of 12/09/2016 and 12/08/2017. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met.

[4]
Vesting occurs 33 1/3% on each of 12/09/2016, 12/08/2017, and 12/10/2018. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met.

[5]
Vesting occurs 25% on each of 12/09/2016, 12/08/2017, 12/10/2018, and 12/10/2019. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met.

[6]
Vesting occurs 20% on each of 12/09/2016, 12/08/2017, 12/10/2018, 12/10/2019, and 12/10/2020. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met.

[7]
At its February 2013 meeting, the Executive Compensation Committee certified that the Company had achieved the operating margin performance target for the performance period January 1, 2012 to December 31, 2012; therefore, vesting of these restricted stock units will occur 50% on each of 12/09/2016 and 12/08/2017. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. The market value of these units was calculated using the closing market price per share of Price Group's common stock on December 31, 2015.

[8]
Through a unanimous written consent in August 2013, the Executive Compensation Committee certified that the Company had achieved the operating margin performance target for the performance period July 1, 2012 to June 30, 2013; therefore, vesting of these restricted stock units will occur 50% on each of 12/09/2016 and 12/08/2017. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. The market value of these units was calculated using the closing market price per share of Price Group's common stock on December 31, 2015.

[9]
At its February 2014 meeting, the Executive Compensation Committee certified that the Company had achieved the operating margin performance target for the performance period January 1, 2013 to December 31, 2013; therefore, vesting of these restricted stock units will occur 33 1/3% on each of 12/09/2016, 12/08/2017, and 12/10/2018. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. The market value of these units was calculated using the closing market price per share of Price Group's common stock on December 31, 2015.

[10]
At its September 2014 meeting, the Executive Compensation Committee certified that the Company had achieved the operating margin performance target for the performance period July 1, 2013 to June 30, 2014; therefore, vesting of these restricted stock units will occur 33 1/3% on each of 12/09/2016, 12/08/2017, and 12/10/2018. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. The market value of these unearned units was calculated using the closing market price per share of Price Group's common stock on December 31, 2015.

[11]
At its February 2015 meeting, the Executive Compensation Committee certified that the Company had achieved the operating margin performance target for the performance period January 1, 2014 to December 31, 2014; therefore, vesting of these restricted stock units will occur 25% on each of 12/09/2016, 12/08/2017, 12/10/2018, and 12/10/2019. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. The market value of these units was calculated using the closing market price per share of Price Group's common stock on December 31, 2015.

[12]
At its September 2015 meeting, the Executive Compensation Committee certified that the Company had achieved the operating margin performance target for the performance period July 1, 2014 to June 30, 2015; therefore, vesting of these restricted stock units will occur 25% on each of 12/09/2016, 12/08/2017, 12/10/2018, and 12/10/2019. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. The market value of these unearned units was calculated using the closing market price per share of Price Group's common stock on December 31, 2015.

44 T. ROWE PRICE GROUP

[13]
At its February 2016 meeting, the Executive Compensation Committee certified that the Company had achieved the operating margin performance target for the performance period January 1, 2015 to December 31, 2015; therefore, vesting of these restricted stock units will occur 20% on each of 12/09/2016, 12/08/2017, 12/10/2018, 12/10/2019 and 12/10/2020. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. The market value of these units was calculated using the closing market price per share of Price Group's common stock on December 31, 2015.

[14]
If the Company's operating margin for the twelve month performance period July 1, 2015 to June 30, 2016, is at least 100% of the average operating margin of a designated peer group, all of these restricted stock units will vest 20% on each of 12/09/2016, 12/08/2017, 12/10/2018, 12/10/2019, and 12/10/2020. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of termination if certain age and service criteria are met. The market value of these unearned units was calculated using the closing market price per share of Price Group's common stock on December 31, 2015.

2015 OPTION EXERCISES AND STOCK VESTED TABLE
The following table shows aggregate stock option exercises and restricted stock units vesting in 2015 and the related value realized on those events for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise [1,4]	Value Realized on Exercise [2]	Number of Shares Acquired on Vesting [3]	Value Realized on Vesting [3]
James A.C. Kennedy	103,952	$3,136,607	7,110	$521,447
Kenneth V. Moreland	3,122	$119,617	2,160	$158,414
William J. Stromberg	2,098	$47,714	6,975	$511,547
Brian C. Rogers	2,224	$63,928	7,110	$521,447
Christopher D. Alderson	—	$—	7,200	$528,048

[1]	Represents the total number of shares underlying the exercised stock options.

[2]	Computed using the difference between the market price of Price Group's common stock on the date of exercise and the exercise price, multiplied by the number of shares acquired.

[3]
Reflects the number of shares underlying the performance-based restricted stock units earned and vested. The value realized on vesting is computed using the closing market price per share of Price Group's common stock on the vest date multiplied by the number of restricted stock units vesting. The following table shows the aggregate restricted stock units for the NEOs by date of award:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price on Vest Date	Value Realized on Vesting
2/23/2012	12/31/2012	5,850	$73.34	$429,039
9/6/2012	6/30/2013	5,475	$73.34	$401,537
2/21/2013	12/31/2013	5,460	$73.34	$400,436
9/10/2013	6/30/2014	4,680	$73.34	$343,231
2/19/2014	12/31/2014	4,695	$73.34	$344,331
9/9/2014	6/30/2015	4,395	$73.34	$322,329

[4]
For some of the NEOs, the number of shares actually acquired was less than the number presented in the table above as a result of tendering shares for payment of the exercise price and the withholding of shares to pay taxes. The total net shares received by those NEOs is as follows:

Name	Net Shares Acquired on Exercise	Net Shares Acquired on Vesting
James A.C. Kennedy	103,952	3,635
Kenneth V. Moreland	3,122	1,372
William J. Stromberg	2,098	3,447
Brian C. Rogers	2,224	3,513

PROXY STATEMENT 2015 45

2015 NONQUALIFIED DEFERRED COMPENSATION TABLE
The amounts in the following table represent deferrals made by each NEO under the Supplemental Savings Plan, which was effective on January 1, 2015.

Name	Executive's Contributions in Last FY 1	Registrants Contributions in Last FY	Aggregate Earnings (Losses) in Last FY 2	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE
James A.C. Kennedy	$—	$—	$—	$—	$—
Kenneth V. Moreland	$450,000	$—	$6,398	$—	$456,398
William J. Stromberg	$380,800	$—	$1	$—	$380,801
Brian C. Rogers	$—	$—	$—	$—	$—
Christopher D. Alderson	$—	$—	$—	$—	$—

[1]
These amounts represent a portion of the bonus awarded to each NEO under the 2015 Annual Incentive Compensation Pool and are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 38. Under the Supplemental Savings Plan, certain senior officers, including the NEOs, have the opportunity to defer receipt of up to 100% of their cash incentive compensation earned for a respective calendar year during which services are provided.

[2]
Each participant has the ability to allocate their account balance across a number of Price Funds and the flexibility to rebalance their account as often as they would like. The amounts deferred are adjusted daily based on the investments chosen by the participant and, therefore, are not above market or preferential. As such, the earnings (losses) reported in this column are not included in the Summary Compensation Table.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
All agreements for stock option and stock awards granted to employees from our stock plans include provisions that may result in vesting acceleration of outstanding equity awards in connection with a change in control of Price Group or upon the grantee's death or termination of employment due to total disability. See the "Post-Employment Payments" section of the Compensation Discussion and Analysis on page 36 for more details on these vesting acceleration provisions. Assuming that an event caused the vesting of all outstanding unvested stock options and stock awards on December 31, 2015 to accelerate, the amount that would be realized upon the exercise of these stock options and vesting of restricted stock units held by our NEOs would be $2,866,826 in the case of Mr. Alderson; $2,832,337 in the case of Messrs. Kennedy and Rogers; $1,952,891 in the case of Mr. Stromberg; and $850,066 in the case of Mr. Moreland. These amounts are calculated using the closing price of our common stock on December 31, 2015, for outstanding restricted stock units and the difference between the closing price of our common stock on December 31, 2015 and the exercise price of each unexercisable stock option.

In addition, all agreements for stock option and stock awards granted on and after February 23, 2012, include a provision that allows for continued vesting for a period of 36 months from the grantee's date of termination if certain age and service criteria or, for certain grantees outside the United States, a specified service criteria are met. As of December 31, 2015, Mr. Kennedy and Mr. Rogers have met such criteria.

46 T. ROWE PRICE GROUP

Equity Compensation Plan Information
The following table sets forth information regarding outstanding stock options and restricted stock units and shares reserved for future issuance under our equity compensation plans as of December 31, 2015. Pursuant to the anti-dilution provisions of the Company's 2001 and 2004 Stock Incentive Plans and the 2012 Long-Term Incentive Plan (2012 Plan), the number of shares authorized for these plans and the number of stock options outstanding as of April 7, 2015, the ex-dividend date of the special dividend declared and paid by the Company in February and April, 2015, respectively, were adjusted to neutralize the effect of the special dividend. All fractional shares created by the adjustment were eliminated. None of the plans have outstanding warrants or rights other than stock options and restricted stock units. All plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Settlement of Restricted Stock Units (a)		Weighted-Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders[3]	33,093,569	[1]	$59.24	[1]	16,404,904	[2]
Equity compensation plans not approved by stockholders	—				—
Total	33,093,569		$59.24		16,404,904

[1]	Includes 2,275,340 shares that may be issued upon settlement of outstanding restricted stock units. The weighted-average exercise price pertains only to the 30,818,229 outstanding stock options.

[2]
Includes shares that may be issued under our 2007 Non-Employee Director Equity Plan and 2012 Plan, and 3,497,692 shares that may be issued under our Employee Stock Purchase Plan. No shares have been issued under the Employee Stock Purchase Plan since its inception; all plan shares have been purchased in the open market. The number of shares available for future issuance will increase under the terms of the 2012 Plan as a result of all common stock repurchases that we make from proceeds generated by stock option exercises that occur after the inception of the 2012 Plan. The 2012 Plan allows for the grant of stock options, stock appreciation rights, and full-value awards.

[3]
On February 19, 2015, the Board of Directors declared a special dividend of $2.00 per share payable April 23, 2015, to stockholders of record as of the close of business on April 9, 2015. In accordance with the anti-dilution provisions of our long-term incentive plans, an equitable adjustment was made to all outstanding stock options to neutralize the impact of the special dividend. Additionally, these anti-dilution provisions required all numerical limits within our long-term incentive plans to be adjusted to reflect the impact of the special dividend. These adjustments were effective on the special dividend's ex-dividend date of April 7, 2015.

Proposal 2
Advisory Vote on the Compensation Paid to our Named Executive Officers

INTRODUCTION
We believe that our NEO compensation is straight-forward, goal-oriented, long-term focused, transparent, and consistent with the interests of our stockholders. We believe that our stockholders should take note of our consistent and long-term approach to compensation and that our NEO compensation is primarily based on incentive compensation, including an annual cash bonus that varies from year-to-year and equity awards that vest over time. The equity awards granted to our NEOs also include performance-based restricted stock units. Base salaries constitute a relatively small portion of overall compensation.

Our compensation programs recognize and reward performance, with a focus on rewarding the intermediate and long-term achievements of our NEOs, as measured by a number of factors, including (i) the financial performance and financial stability of Price Group, (ii) the relative investment performance of our mutual funds and other investment portfolios, and (iii) the performance of our NEOs against the corporate and individual goals and objectives established at the beginning of the year. Our compensation programs are also designed to reward for other important contributions to our success, including corporate integrity, service quality, customer loyalty, risk management, corporate reputation, and the quality of our team of professionals and collaboration within that team. Our equity incentive plans are designed to create a strong alignment of the financial interests of our NEOs directly to the long-term performance of our Company, as measured by our stock price.

We do not have severance or other post-employment agreements with any of our NEOs. We do not maintain any supplemental executive retirement plans for our executive officers and our U.S.-based NEOs participate in a retirement program that is open to all of our U.S. employees. We also have a stock ownership policy that requires our NEOs and other executive officers to reach and retain certain levels of ownership of our common stock. We do not provide significant perquisites and other personal

PROXY STATEMENT 2015 47

benefits. We also have adopted a policy for recoupment of incentive compensation for executive officers in the event of a determination of a need for a material restatement of our financial results within three years of the original reporting.

Compensation paid to our NEOs in 2015 was aligned with our financial and operational performance for 2015, and also reflects our continued emphasis on ensuring that there is reasonable alignment of the compensation paid to our NEOs and to that of other personnel. The structure of the compensation mix paid to our CEO and other NEOs this year reflects our compensation philosophy that a significant portion of the compensation paid be performance based, which ties their pay to the performance of the Company and to their individual performance.

We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2015 compensation of our NEOs. We believe that viewed as a whole, our compensation practices and policies are appropriate and are fair to both the Company and its executives.

PROPOSAL
We are asking you to vote on the adoption of the following resolution:

BE IT RESOLVED by the stockholders of Price Group, that the stockholders approve the compensation of the Company's Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Company's proxy statement for the 2016 Annual Meeting of Stockholders.

As an advisory vote, this Proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Executive Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when designing and administering our compensation programs and when making future compensation decisions for our NEOs.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
We recommend that you vote FOR Proposal 2, the approval of the compensation of our named executive officers as disclosed in the proxy statement pursuant to the SEC's compensation disclosure rules. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 2 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Shares held by a bank, broker, or other intermediary will not be voted on this Proposal absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote.

Proposal 3
Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2016
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit Price Group's consolidated financial statements. To execute this responsibility, the Audit Committee engages in an evaluation of the independent auditor's qualifications, performance, and independence and periodically considers whether the independent registered public accounting firm should be rotated and the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has reappointed KPMG LLP to serve as our independent registered public accounting firm for 2016. KPMG was first appointed to serve as our independent registered public accounting firm on September 6, 2001. In accordance with SEC rules and KPMG policies, lead and reviewing audit partners are subject to rotation requirements that limit the number of consecutive years they may provide service in that capacity to five years. The process for selection of the lead audit partner pursuant to this rotation policy has included a discussion between the Chair of the Audit Committee and the candidate for the role, as well as discussion of the selection by the full Committee with management.

The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of Price Group and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2016.

48 T. ROWE PRICE GROUP

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
We recommend that you vote FOR Proposal 3, the ratification of the appointment of KPMG as our independent registered public accounting firm for 2016. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2016 unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 3 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. In the event Proposal 3 does not obtain the requisite number of affirmative votes, the Audit Committee will reconsider the appointment of KPMG.

DISCLOSURE OF FEES CHARGED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table summarizes the fees charged by KPMG for services rendered to Price Group and its subsidiaries during 2014 and 2015. All services were approved by the Audit Committee pursuant to the pre-approval procedures described below.

Type of Fee	2014	2015
Audit Fees[1]	$1,716,801	$1,861,933
Audit-Related Fees[2]	104,761	102,370
Tax Fees[3]	943,526	868,371
All Other Fees[4]	108,120	72,555
	$2,873,208	$2,905,229

[1]
Aggregate fees charged for annual audits, quarterly reviews, and the reports of the independent registered public accounting firm on internal control over financial reporting as of December 31, 2014 and 2015.

[2]
Aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as Audit Fees. In 2014 and 2015, these services included audits of several affiliated entities, including the corporate retirement plans, the T. Rowe Price Foundation, Inc., and fees for consultations concerning financial accounting and reporting matters. The fees in 2014 also include services provided in relation to the filing of Form S-8 to register securities under the Supplemental Savings Plan.

[3]	Aggregate fees charged for tax compliance, planning, and consulting. These amounts include tax consulting of $381,923 in 2014 and $274,280 in 2015.

[4]
Both 2014 and 2015 include fees for KPMG's performance of attestation engagements related to our compliance with the Global Investment Performance Standards and fees related to executive education. The fees in 2014 also include attestation engagements related to our compliance with regulations in countries in which we hold licenses.

Audit Committee Pre-Approval Policies
The Audit Committee has adopted policies and procedures which set forth the manner in which the committee will review and approve all audit and non-audit services to be provided by the independent registered public accounting firm before that firm is retained for such services. The pre-approval policies and procedures are as follows:

▪
Any audit or non-audit service to be provided to Price Group by the independent registered public accounting firm must be submitted to the Audit Committee for review and approval. The proposed services are submitted on the Audit Committee's “Independent Registered Public Accounting Firm Audit and Non-Audit Services Request Form” with a description of the services to be performed, fees to be charged, and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002. The form must be approved by Price Group's chief executive officer, chief financial officer, or director of internal audit prior to submission to the Audit Committee.

▪
The Audit Committee in its sole discretion then approves or disapproves the proposed services and documents such approval, if given, by signing the approval form. Pre-approval actions taken during Audit Committee meetings are recorded in the minutes of the meetings.

▪
Any audit or non-audit service to be provided to Price Group which is proposed between meetings of the Audit Committee will be submitted to the Audit Committee chairman on a properly completed “Independent Registered Public Accounting Firm Audit and Non-Audit Services Request Form” for the chairman's review and pre-approval and will be included as an agenda item at the next scheduled Audit Committee meeting.

PROXY STATEMENT 2015 49

Report of the Audit Committee
The Audit Committee oversees Price Group's financial reporting process on behalf of the Board of Directors. Our committee held five meetings during 2015. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Price Group's audited financial statements with generally accepted accounting principles and an opinion on the effectiveness of Price Group's internal control over financial reporting. We appointed KPMG as Price Group's independent registered public accounting firm for 2015 after reviewing that firm's performance and independence from management and that appointment was ratified by our stockholders at the 2015 annual meeting. We reappointed KPMG as Price Group's independent registered public accounting firm for fiscal year 2016 at our January 2016 meeting, after conducting the same set of reviews.

In fulfilling our oversight responsibilities, we reviewed and discussed with management the audited financial statements prior to their issuance and publication in the 2015 Annual Report on Form 10-K and in the 2015 Annual Report to Stockholders. We reviewed with KPMG its judgments as to the quality, not just the acceptability, of Price Group's accounting principles and discussed with its representatives other matters required to be discussed under generally accepted auditing standards, including matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16-Communications with Audit Committees. We also discussed with KPMG its independence from management and Price Group, and received its written disclosures pursuant to applicable requirements of the PCAOB regarding the independent accountant's communication with the audit committee concerning independence. We further considered whether the non-audit services described elsewhere in this proxy statement provided by KPMG are compatible with maintaining its independence.

We also discussed with management their evaluation of the effectiveness of Price Group's internal control over financial reporting as of December 31, 2015. We discussed with KPMG its evaluation of the effectiveness of Price Group's internal control over financial reporting.

We further discussed with Price Group's internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their evaluations of Price Group's internal controls.

Lastly, as part of our responsibilities for oversight of the Price Group's risk management process, we reviewed and discussed with the chief risk officer the Company's framework with respect to the risk assessment, including discussions of individual risk areas, as well as an annual summary of the overall process.

In reliance upon the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Mark S. Bartlett, Chairman
Mary K. Bush
Dr. Freeman A. Hrabowski, III
Robert F. MacLellan
Dwight S. Taylor

Proposal 4
Stockholder Proposal on Voting Matters Related to Climate Change

INTRODUCTION
The Janet Axelrod 1997 Revocable Trust has submitted the following proposal for our stockholders, which was co-filed by Dignity Health, Walden Asset Management, the Theodore L. Goudvis Trust, and Friends Fiduciary Corporation (the address and number of shares of the Company’s common stock held by each of these stockholders will be provided upon request):

PROPOSAL
Whereas:
T. Rowe Price (TROW) is a respected leader in the financial services industry. TROW has stated publicly that it understands how environmental, social, and governance (ESG) factors can affect companies financially. On its website, the Company states ESG issues may affect the value of an investment.

50 T. ROWE PRICE GROUP

TROW reports and mitigates greenhouse gas emissions associated with its operations and the Company’s other climate change-related impacts. In its response to the 2014 survey by the Carbon Disclosure Project, TROW states:
“We incorporate processes for considering climate change risks and opportunities into several areas of the firm consistent with the risks and opportunities presented by our business.”
Climate change has also been incorporated into TROW’s enterprise and investment risk assessment processes. The Company notes that
“… Climate change risks and opportunities impact our decisions as an investment manager… Our investment decision processes include consideration of climate change risks and opportunities depending on the nature of the company and its underlying business. We regularly include such matters in our overall assessment of a particular company or of an industry when appropriate.”
TROW and its subsidiaries are responsible for voting proxies of companies in their portfolios. Aside from buy and sell decisions, proxy voting is one of the principal ways in which investors can engage in active management of portfolio risks and opportunities related to climate change. However, nothing in the existing disclosures provides investors with sufficient information to permit meaningful assessment of the congruency of proxy voting with TROW’s statements recognizing climate change related risks. Indeed, available information suggests that the Company's proxy voting record is incongruent with a responsive approach to climate change.
Many resolutions on the topic of climate change voted on by TROW simply asked for more disclosure. According to public fund voting records, over the past few years funds managed by subsidiaries of TROW voted against the vast majority of these resolutions, in contrast to funds managed by investment firms such as DWS, Oppenheimer, and AllianceBernstein who supported the majority of them.
These incongruities could pose a reputational risk to the Company, especially given the contrast to actions of competing investment firms. Given the severe societal implications of climate change, there is risk to the Company if its proxy voting practices become known to be incongruent with responsiveness to climate change risks.
Resolved: Shareowners request that the Board of Directors issue a climate change report to shareholders by November 2016, at reasonable cost and omitting proprietary information. The report should assess any incongruities between the proxy voting practices of the Company and its subsidiaries within the last year, and any of the Company's policy positions regarding climate change.
This assessment should list all instances of votes cast that appeared to be inconsistent with the Company's climate change positions, and explanations of the incongruency. The report should also discuss policy measures that the Company can adopt to help enhance congruency between its climate policies and proxy voting.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:
This proposal draws an inappropriate connection between the proxy voting practices of the Company’s subsidiaries that act as investment advisers (the “Price Advisers”) and the Company’s position on climate change. The Board of Directors of Price Group must act in what it believes to be the best interests of the Company and its stockholders, including appropriately addressing issues related to climate change. In this regard, Price Group has a number of initiatives in place to reduce the Company’s environmental impact, including the installation of solar panels at its Maryland operations campus to minimize energy consumption and mitigate greenhouse gas emissions; efforts to recycle and reuse natural resources; and efforts to ensure that new buildings and substantial renovations of existing facilities qualify for LEED certification. The Company offers significant disclosure about these initiatives through its Corporate Social Responsibility reports and its participation in the Carbon Disclosure Project.
Such initiatives are important to the Company. However, Price Group and its Board of Directors do not have direct responsibility for proxy voting and defer to the Price Advisers on these voting matters as the entities with the fiduciary responsibility under applicable law. Proxy voting is governed by the Price Advisers Proxy Voting Policies and it is the duty of the Price Advisers to vote shares in portfolio companies solely in the best interests of their clients, taking into account factors relevant to an investor. These advisory clients may or may not have the same interests as the stockholders of Price Group. The suggestion that the Price Group Board of Directors should intervene in oversight of the Price Advisers proxy voting is inappropriate and conflicts with the fiduciary principles applicable to the Price Advisers.

The proxy voting records of the Price Advisers on resolutions relating to climate change clearly reflect an analytical, case-by-case approach that is consistent with their Proxy Voting Policies and fiduciary duties. These policies state: “It is T. Rowe Price policy to analyze every shareholder proposal of a social or environmental nature on a CASE-BY-CASE basis....

51 T. ROWE PRICE GROUP

Generally speaking, we support well targeted proposals addressing concerns that are particularly relevant for a company's business that have not yet been adequately addressed by management.” The Price Advisers’ voting policies relating to climate change and other ESG issues are well articulated in the Policies and other disclosures such as the Price Advisers’ ESG Investment Policy. The specific voting record of the Price Advisers with regard to T. Rowe Price mutual funds is publicly disclosed annually on the SEC's website and T. Rowe Price's website. No benefit would be realized from the resources that would have to be deployed to review every voting decision made by the Price Advisers and determine whether it was consistent with any statement of Price Group regarding climate change. Further, any such evaluation would be inappropriate and misaligned with each party’s responsibility.
The Company believes that the Price Advisers are best suited to determine the manner in which to vote proxies and that continued adherence to their disclosed voting and investment policies relating to ESG issues best serves the interests of our investment clients. As expressed in the ESG Investment Policy: “Our ultimate goal: Superior long-term investment returns for our clients. All portfolios are managed to provide long-term reward commensurate with acceptable risk. By assessing and understanding the range of ESG risks, together with many other investment criteria, we believe we will be better positioned to deliver consistent, superior long-term investment returns for our clients.”
We recommend that you vote AGAINST Proposal 4. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted AGAINST Proposal 4 unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 4 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Shares held by a bank, broker, or other intermediary will not be voted on this Proposal absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote.

52 T. ROWE PRICE GROUP

Stockholder Proposals for the 2017 Annual Meeting
Any stockholder who wishes to submit a proposal or nominate a director for consideration at the 2017 Annual Meeting and include that proposal or nomination in the 2017 proxy statement should send their proposal to T. Rowe Price Group, Inc., c/o Chief Legal Officer and Corporate Secretary, 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202 and comply with the notice and other requirements described below.
Proposals must be received no later than November 18, 2016, and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2017 Annual Meeting.
We recently adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended By-Laws. To be considered timely under our proxy access provisions, stockholder nominations must be received between the dates of October 19, 2016 and November 18, 2016, inclusive.
Our Bylaws also require advance notice of any proposal by a stockholder to be presented at the 2017 Annual Meeting that is not included in our proxy statement and on the proxy card, including any proposal for the nomination of a director for election.
To be properly brought before the 2017 Annual Meeting, written nominations for directors or other business to be introduced by a stockholder must be received between the dates of December 28, 2016 and January 27, 2017, inclusive. A notice of a stockholder proposal must contain the information required by our Bylaws about the matter to be brought before the Annual Meeting and about the stockholder proponent and persons associated with the stockholder through control, ownership of the shares, agreement, or coordinated activity. We reserve the right to reject proposals that do not comply with these requirements.

Pursuant to Maryland law and our Amended and Restated By-Laws, a special meeting of our stockholders can generally be called by the chairman of the Board, our president, our Board of Directors, or upon the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the special meeting.

Stockholder Communications with the Board of Directors
Our Board members are interested in hearing the opinions of the stockholders. The Nominating and Corporate Governance Committee has established the following procedures in order to facilitate communications between our stockholders and our Board of Directors:

▪
Stockholders may send correspondence, which should indicate that the sender is a stockholder, to our Board of Directors or to any individual director by mail to T. Rowe Price Group, Inc., c/o Chief Legal Officer, P.O. Box 17134, Baltimore, MD 21297-1134, or by e-mail to contact_the_board@troweprice.com or by Internet at trow.client.shareholder.com/contactBoard.cfm.

▪
Our chief legal officer will be responsible for the first review and logging of this correspondence. The officer will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Nominating and Corporate Governance Committee has identified as correspondence which may be retained in our files and not sent to directors.

▪	The Nominating and Corporate Governance Committee has authorized the chief legal officer to retain and not send to directors the following types of communications:

▪	Advertising or promotional in nature (offering goods or services);

▪	Complaints by clients with respect to ordinary course of business customer service and satisfaction issues; or

▪	Those clearly unrelated to our business, industry, management or Board or committee matters.
These types of communications will be logged and filed, but not circulated to directors. Except as set forth in the preceding sentence, the chief legal officer will not screen communications sent to directors.

▪
The log of stockholder correspondence will be available to members of the Nominating and Corporate Governance Committee for inspection. At least once each year, the chief legal officer will provide to the Nominating and Corporate Governance Committee a summary of the communications received from stockholders, including the communications not sent to directors in accordance with screening procedures approved by the Nominating and Corporate Governance Committee.

PROXY STATEMENT 2015 53

(410) 345-2000 | troweprice.com

VIEW OUR PROXY STATEMENT ONLINE AT:
trow.client.shareholder.com/financials.cfm

T. Rowe Price, Invest With Confidence, and the bighorn sheep are registered trademarks of T. Rowe Price Group, Inc., in the United States and other countries.

C1RJM47VX

PROXY STATEMENT 2015 54

T.RowePrice[SM]

INVEST WITH CONFIDENCE

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99226-P72852 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

T. ROWE PRICE GROUP, INC.

The Board of Directors Recommends a Vote FOR All Twelve Nominees Listed in Item 1.

1. Election of Directors:

Nominee	For	Against	Abstain
1a. Mark S. Bartlett	☐	☐	☐
1b. Edward C. Bernard	☐	☐	☐
1c. Mary K. Bush	☐	☐	☐
1d. H. Lawrence Culp, Jr.	☐	☐	☐
1e. Dr. Freeman A. Hrabowski, III	☐	☐	☐
1f. Robert F. MacLellan	☐	☐	☐
1g. Brian C. Rogers	☐	☐	☐
1h. Olympia J. Snowe	☐	☐	☐
1i. William J. Stromberg	☐	☐	☐
1j. Dwight S. Taylor	☐	☐	☐
1k. Anne Marie Whittemore	☐	☐	☐
1l. Alan D. Wilson	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors Recommends a Vote FOR Item 2.

Item	For	Against	Abstain
2. To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.	☐	☐	☐

The Board of Directors Recommends a Vote FOR Item 3.

Item	For	Against	Abstain
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016.	☐	☐	☐

The Board of Directors Recommends a Vote AGAINST Item 4.

Item	For	Against	Abstain
4. Stockholder proposal on voting matters related to climate change.	☐	☐	☐

Properly executed proxies will be voted as directed or, if no direction is given, as recommended by the Board of Directors.

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

55 T. ROWE PRICE GROUP

T. ROWE PRICE GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, April 27, 2016, at 10:00 a.m.

THE T. ROWE PRICE CORPORATE CAMPUS
4435 Painters Mill Road
Owings Mills, Maryland 21117-4903
DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

From the north: Take I-83 south to I-695 (Baltimore Beltway) west (toward Pikesville). Take Exit 19 to I-795 north to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the south: Take I-83 north to I-695 (Baltimore Beltway) west (toward Pikesville). Take Exit 19 to I-795 north to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the east: Take I-695 (Baltimore Beltway) west to Exit 19 north onto I-795. Take I-795 to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the west: Take I-70 east to I-695 (Baltimore Beltway) north (toward Towson). At Exit 19, proceed north onto I-795. Take I-795 to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

After entering the campus, follow the signs to the building where the annual meeting will be held. There is no charge for parking at the campus.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M99227-P72852

T. ROWE PRICE GROUP, INC.
2016 Proxy
Revocable Proxy Solicited on Behalf of the Board of Directors

I hereby appoint Edward C. Bernard, William J. Stromberg, and Brian C. Rogers, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on Wednesday, April 27, 2016, at 10:00 a.m., at the offices of the company located at 4435 Painters Mill Road, Owings Mills, Maryland 21117-4903, and at any adjournments or postponements thereof, in accordance with the instructions on the reverse side of this proxy card and as if I were present in person and voting such shares. The proxies are authorized in their discretion to name others to take their place. I also hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 18, 2016, and Price Group's 2015 Annual Report to Stockholders.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the stockholder named on the reverse side, or IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

PROXY STATEMENT 2015 56

SCAN TO VIEW MATERIALS & VOTE

T. ROWE PRICE GROUP, INC.
ANNUAL MEETING FOR HOLDERS AS OF 2/26/16
TO BE HELD ON 4/27/16

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET on April 26, 2016.

Vote by Internet:	www.proxyvote.com, or scan the QR Barcode above.
Vote by Phone:	1-800-454-8683
Vote by Mail:	Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99236-P72905

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com:
Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Mark S. Bartlett	☐	☐	☐
1b. Edward C. Bernard	☐	☐	☐
1c. Mary K. Bush	☐	☐	☐
1d. H. Lawrence Culp, Jr.	☐	☐	☐
1e. Dr. Freeman A. Hrabowski, III	☐	☐	☐
1f. Robert F. MacLellan	☐	☐	☐
1g. Brian C. Rogers	☐	☐	☐
1h. Olympia J. Snowe	☐	☐	☐
1i. William J. Stromberg	☐	☐	☐
1j. Dwight S. Taylor	☐	☐	☐
1k. Anne Marie Whittemore	☐	☐	☐
1l. Alan D. Wilson	☐	☐	☐

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

	For	Against	Abstain
2. To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.	☐	☐	☐
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. Stockholder proposal on voting matters related to climate change.	☐	☐	☐

Properly executed proxies will be voted as directed or, if no direction is given, as recommended by the Board of Directors.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

57 T. ROWE PRICE GROUP